       As filed with the Securities and Exchange Commission on February 1, 2000
                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                         BRUSH ENGINEERED MATERIALS INC.
             (Exact name of registrant as specified in its charter)

                Ohio                       3330                applied for
(State or other jurisdiction of       (Primary Standard    (I.R.S. employer
 incorporation or organization)       Industrial Code     identification number)
                                            Number)

                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110
                                 (216) 486-4200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ---------------------------
                                GORDON D. HARNETT
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         BRUSH ENGINEERED MATERIALS INC.
                             17876 ST. CLAIR AVENUE
                              CLEVELAND, OHIO 44110
                                 (216) 486-4200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   Copies to:
                              DAVID P. PORTER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                               901 LAKESIDE AVENUE
                              CLEVELAND, OHIO 44114
                                 (216) 586-3939
                           ---------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this registration statement has become effective and all other conditions to the merger of Brush Wellman Inc. with Brush Engineered Materials Inc. pursuant to the merger agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.

                           ---------------------------

                  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO BE             OFFERING PRICE             AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED                 PER SHARE            OFFERING PRICE      REGISTRATION FEE
==============================================================================================================================
Common Stock, without par value       22,517,000(1) (2)            $ 16.00 (3)          $ 360,270,000 (3)        $ 95,111
==============================================================================================================================


                                            ---------------------------

(1) Represents the number of shares of common stock of the registrant issuable upon consummation of the merger described in the proxy statement/prospectus.
(2) One preferred share purchase right will attach to and trade with each share of common stock. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common stock.
(3) Based upon the average high and low prices reported in the consolidated reporting system of the shares of common stock of Brush Wellman Inc., an Ohio corporation, on the New York Stock Exchange on January 25, 2000, in accordance with Rule 457(f) and Rule 457(c), and estimated solely for the purpose of determining the amount of the registration fee pursuant to such rule.

                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110

Dear Shareholder:

         You are cordially invited to attend our annual meeting of shareholders, which will be held on May 2, 2000 at 11:00 a.m. at the Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114.

         Enclosed are a proxy card and a postage-paid envelope in which to return it. Whether or not you expect to attend the annual meeting in person, please sign, date and return the proxy. The signed proxy will let your shares be voted as you direct even if you cannot attend the meeting. If you do attend the meeting, you can, of course, vote in person.

         In addition to the election of directors and certain other matters customarily addressed at our annual meeting, you are being asked to approve a reorganization of our corporate structure, including the creation of Brush Engineered Materials Inc. as the publicly held parent of our businesses. Following the reorganization, our existing shareholders will own all of the shares of Brush Engineered Materials. Brush Wellman Inc. will be a wholly-owned subsidiary of the new holding company.

         The proposed reorganization of our corporate structure better reflects the way the company is organized and operates today and will in the future. In this new structure, each of our domestic and international businesses will be better positioned to capture the benefits of their individual growth opportunities unencumbered by and protected from the financial and operating risks of other regions or businesses. This new structure is consistent with our strategic emphasis and provides the added flexibility to take advantage of the opportunities presented by the rapid growth of the worldwide markets the company serves.

         We believe that the proposed structure enhances shareholder value by providing investors a better understanding of the value of each of our independent businesses. Our ability to focus on and capture the unique growth opportunities open to each of our businesses will be enhanced by this new structure. The added flexibility provided by the new structure will allow us to more easily consider alternatives to extract value from those individual businesses for our shareholders.

         We look forward to the meeting and seek your support for the continued growth of the enterprise.

                                Sincerely,

                                GORDON D. HARNETT
                                Chairman, President and Chief Executive Officer

March ___, 2000

                                PRELIMINARY COPY

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The annual meeting of shareholders of Brush Wellman Inc. will be held at the Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on May 2, 2000 at 11:00 a.m., local time, for the following purposes:

         (1) To elect three directors, each to serve for a term of three years and until a successor shall have been elected and qualified;

         (2)      To reorganize Brush Wellman's capital and corporate structure:

                  - Through a merger, Brush Wellman will become a wholly owned subsidiary of Brush Engineered Materials Inc., an Ohio corporation;

                  - Each share of common stock of Brush Wellman will be converted automatically into one share of common stock of Brush Engineered Materials;

         (3) To ratify the selection of Ernst & Young LLP as independent auditors for Brush Wellman and Brush Engineered Materials for the year 2000; and

         (4) To transact such other business as may properly come before the meeting.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REORGANIZATION.

         Shareholders of record as of the close of business on March 6, 2000 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.


                                            MICHAEL C. HASYCHAK
                                            Secretary



March ___, 2000

                       IMPORTANT -- YOUR PROXY IS ENCLOSED

         PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ACCOMPANYING ENVELOPE.

                                PRELIMINARY COPY


                               PROXY STATEMENT FOR
                               BRUSH WELLMAN INC.


                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 2, 2000

                           -------------------------

                                 PROSPECTUS FOR
                         BRUSH ENGINEERED MATERIALS INC.

                           -------------------------


                           Common Stock, no par value


         Your Board of Directors is furnishing this document to you in connection with the solicitation of your proxy for our annual meeting of shareholders. Among other things, you are asked to consider and approve our proposal to reorganize our businesses by creating a new capital and corporate structure for our operations, including a new publicly held holding company, Brush Engineered Materials.

         Our proposed reorganization will mean Brush Wellman Inc. will become a wholly-owned subsidiary of a newly formed holding company, Brush Engineered Materials Inc. In the reorganization, each share of Brush Wellman's issued and outstanding common stock will be converted automatically into one share of Brush Engineered Materials' common stock. As a result of the reorganization, the shareholders of Brush Wellman will become the shareholders of Brush Engineered Materials.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this document is March ___, 2000, and it was first mailed to shareholders on or about March ___, 2000.


         This document incorporates important business and financial information about Brush Wellman Inc. and Brush Engineered Materials Inc. from other documents. You can obtain these documents from us, free of charge, upon oral or written request to:

                         Brush Wellman Inc.
                         17876 St. Clair Avenue
                         Cleveland, Ohio  44110
                         Telephone: 216-383-6823
                         Attention: Corporate Secretary

Brush Engineered Materials will maintain the same address and telephone number as provided above for Brush Wellman.

         IN ORDER TO RECEIVE ANY DOCUMENTS YOU REQUEST IN ADVANCE OF OUR ANNUAL MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN APRIL 25, 2000.

         See "Where You Can Find More Information" on page 33.

                                TABLE OF CONTENTS

                                                                                                                PAGE

QUESTIONS AND ANSWERS
         ABOUT THE ANNUAL MEETING..................................................................................4

SUMMARY  ..........................................................................................................7

GENERAL INFORMATION................................................................................................8

ELECTION OF DIRECTORS..............................................................................................8
         COMMITTEES OF THE BOARD OF DIRECTORS.....................................................................11
         DIRECTOR COMPENSATION....................................................................................12
         BENEFICIAL OWNERSHIP TABLE...............................................................................13
         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .................................................14
         SUMMARY COMPENSATION TABLE...............................................................................15
         OPTION EXERCISES IN LAST FISCAL YEAR.....................................................................16
         OPTION GRANTS IN LAST FISCAL YEAR........................................................................16
         LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR ...................................................17
         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..................................................17
         CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION...............................................19
         PENSION AND RETIREMENT BENEFITS..........................................................................20

REORGANIZATION....................................................................................................22
         REASONS FOR THE REORGANIZATION...........................................................................22
         DESCRIPTION OF THE MERGER................................................................................23
         EXCHANGE OF CERTIFICATES.................................................................................23
         CAPITALIZATION OF BRUSH ENGINEERED MATERIALS ............................................................24
         EMPLOYEE BENEFIT PLANS...................................................................................24
         CONDITIONS TO CONSUMMATION OF THE MERGER.................................................................24
         AMENDMENTS, DEFERRAL OR ABANDONMENT OF MERGER AGREEMENT..................................................25
         FACTORS AFFECTING THE CONSUMMATION OF THE REORGANIZATION.................................................25
         POST-REORGANIZATION BOARD OF DIRECTORS
                AND MANAGEMENT OF BRUSH ENGINEERED MATERIALS......................................................25
         INITIAL FUNDING OF BRUSH ENGINEERED MATERIALS............................................................26
         FEDERAL AND OHIO INCOME TAX CONSEQUENCES OF THE MERGER...................................................26
         FINANCIAL STATEMENTS.....................................................................................28
         PRICE RANGE OF BRUSH WELLMAN COMMON STOCK; DIVIDENDS.....................................................28
         LISTING; BRUSH ENGINEERED MATERIALS COMMON STOCK TRADING MARKET..........................................29
         DISSENTER'S RIGHTS.......................................................................................29
         DESCRIPTION OF BRUSH ENGINEERED MATERIALS COMMON STOCK...................................................31
         DESCRIPTION OF THE PREFERRED STOCK.......................................................................32
         REGISTRAR AND TRANSFER AGENT.............................................................................32
         EXPERTS..................................................................................................32
         LEGAL MATTERS............................................................................................33

APPOINTMENT OF INDEPENDENT AUDITORS...............................................................................33

SHAREHOLDER PROPOSALS.............................................................................................33

WHERE YOU CAN FIND MORE INFORMATION...............................................................................33

OTHER MATTERS.....................................................................................................35

LIST OF ANNEXES

       Annex A -- Agreement of Merger
       Annex B -- Amended and Restated Articles of Incorporation of Brush
                    Engineered Materials Inc.
       Annex C -- Amended and Restated Code of Regulations of Brush Engineered
                    Materials Inc.
       Annex D -- Second Amended and Restated Articles of Incorporation of
                    Brush Wellman Inc.
       Annex E -- Code of Regulations of Brush Wellman Inc.
       Annex F -- Sections 1701.84 and 1701.85 of the Ohio Revised Code
       Annex G -- Summary of Brush Engineered Materials Inc. Rights Agreement

                              QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING

I.       GENERAL

Q.       WHAT AM I BEING ASKED TO VOTE ON?

A.       You are being asked to vote on three matters:

         -        the election of directors;

         -        the reorganization of our corporate structure, which includes:

                  - the creation of Brush Engineered Materials as the publicly held parent of our businesses;

                  - the conversion of all Brush Wellman common stock into common stock of Brush Engineered Materials with the result that you will be a shareholder of the parent company, Brush Engineered Materials, following the merger; and

         - the ratification of the appointment of our independent auditors.

Q.       WHO IS ELIGIBLE TO VOTE?

A. You are eligible to vote at the annual meeting if you were a shareholder of record at the close of business on March 6, 2000.

II.      THE REORGANIZATION

Q.       WHY SHOULD I VOTE IN FAVOR OF THE REORGANIZATION?

A. The reorganization will improve our corporate structure. We believe it will offer the following benefits:

         -        the opportunity for enhanced shareholder value through

                  - providing an organizational structure that permits us to better reflect the way we run our businesses both as to operations and geographic regions;

                  - giving us more flexibility in structuring acquisitions and other strategic developments;

         - added flexibility to take advantage of the opportunities presented by the rapid growth of the worldwide markets the company serves; and

         - increased protection for our businesses, with risks and benefits of our various domestic and international operations more clearly segregated below the level of Brush Engineered Materials.

Q.       WHAT IS THE POSITION OF THE BOARD OF DIRECTORS REGARDING THE
         REORGANIZATION?

A. Your Board of Directors has unanimously approved the reorganization, including the merger agreement, and recommends that you vote FOR the reorganization.

Q.       HOW MANY SHARES OF BRUSH ENGINEERED MATERIALS WILL I RECEIVE?

A. You will receive one share of Brush Engineered Materials common stock for each share of Brush Wellman common stock you own. For example, if you own one hundred shares of Brush Wellman common stock, you will receive one hundred shares of Brush Engineered Materials common stock.

Q.       HOW MANY VOTES ARE NEEDED FOR THE REORGANIZATION TO BE APPROVED?

A. At least a majority of the shares of the Brush Wellman common stock, voting as a class, must vote in favor of the reorganization for it to be approved.

         As of March __, 2000, directors and executive officers of Brush Wellman owned and were entitled to vote approximately ___ shares of Brush Wellman common stock, or approximately __% of the shares of Brush Wellman common stock outstanding on that date. The directors and executive officers have indicated that they intend to vote the shares of Brush Wellman common stock that they own for the reorganization.

Q. WILL I HAVE ANY DISSENTER'S RIGHTS IF I DO NOT VOTE IN FAVOR OF THE REORGANIZATION?

A. You are entitled to statutory dissenter's rights if you do not vote in favor of the reorganization. You must follow certain procedures described in this document to assert your dissenter's rights. See "Dissenter's Rights" on page 29.

Q. WHAT ARE THE FEDERAL AND STATE INCOME TAX CONSEQUENCES TO ME RESULTING FROM THE REORGANIZATION?

A. The conversion of Brush Wellman common stock into Brush Engineered Materials common stock will be a tax free event to you under the federal income tax laws as well as the tax laws of the State of Ohio. You are urged to consult your tax advisor concerning the tax consequences to you based upon your particular circumstances.

Q.       HOW WILL MY RIGHTS AS A SHAREHOLDER DIFFER AFTER THE REORGANIZATION:

A. Your rights as a shareholder of Brush Engineered Materials will be governed by Brush Engineered Materials' articles of incorporation and code of regulations. The differences between the Brush Wellman and Brush Engineered Materials' articles of incorporation and code of regulations are described on page 31 of this proxy statement/prospectus.

III.     PROCEDURES

Q.       WHAT DO I NEED TO DO NOW?

A. You are urged to mail your signed, dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Q.       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A.       You may change your vote by:

         - sending a written notice to the Corporate Secretary of Brush Wellman that is received prior to the shareholders' meeting and indicating that you revoke your prior proxy card;

         - signing another proxy card and returning it by mail prior to the shareholders' meeting; or

         -        attending the shareholders' meeting and voting in person.

Q.       WHAT IF MY SHARES ARE HELD IN MY BROKER'S NAME?

A. Your broker will vote your shares with respect to the reorganization only if you provide written instructions to your broker on how to vote. If you do not provide your broker with instructions, your shares will not be voted with respect to the reorganization, but may be voted in the election of our directors and ratification of our independent auditors. To ensure that your broker receives your instructions, we suggest that you send them by fax or by certified mail, return receipt requested. If you wish to vote in person at the meeting, and hold your shares in your broker's name, you must contact your broker and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

Q.       WHAT IF I DO NOT VOTE?

A. Abstentions and broker non-votes will be counted as votes against the reorganization.

Q. SHOULD I SEND IN MY SHARE CERTIFICATES TO RECEIVE CERTIFICATES FOR SHARES OF BRUSH ENGINEERED MATERIALS?

A. No. Your share certificates representing Brush Wellman common stock will automatically represent Brush Engineered Materials common stock following the merger. There is no need to exchange your share certificates. You will, however, be permitted to exchange your share certificates for a certificate representing the same number of Brush Engineered Materials common stock printed on new certificate paper if you wish.

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

                If you have additional questions or would like additional copies of this document, you should contact:

                         Brush Wellman Inc.
                         17876 St. Clair Avenue
                         Cleveland, Ohio  44110
                         Telephone: 216-383-6823
                         Attn:  Corporate Secretary

                Banks and brokerage firms please call: __________ at __________.

                                     SUMMARY

         This summary highlights selected information from this document, and does not contain all of the information that is important to you. To understand the reorganization fully and for a more complete description of the legal terms of the reorganization, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" (page 33). We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary.

THE COMPANIES (PAGE 22)

         Brush Wellman Inc. is a leading international producer and supplier of high-performance engineered materials and is the only fully-integrated producer of beryllium, beryllium-containing alloys and beryllia ceramic in the world. In addition, Brush Wellman produces engineered material systems and precious metal and specialty alloy products.

         Brush Engineered Materials is a newly formed Ohio corporation and has not conducted any business since its formation. Brush Merger Co., a subsidiary of Brush Engineered Materials, is an Ohio corporation newly formed for the sole purpose of implementing the reorganization. At the time of the merger, Brush Merger Co. will merge into Brush Wellman and cease to exist.

PROPOSED REORGANIZATION (PAGE 22)

         After the reorganization, we will continue the existing businesses of the company through Brush Wellman Inc. and other subsidiaries of Brush Engineered Materials. We anticipate reorganizing Brush Wellman's businesses into corporate structures under Brush Engineered Materials that better reflect our operations and geographic regions and that protect certain businesses from the risks inherent in others.

         If you vote in favor of the reorganization, you will be voting in favor of Brush Engineered Materials' capital structure as described in its articles of incorporation. Brush Engineered Materials will have only one class of common stock authorized and will have one class of preferred stock authorized. The articles of incorporation and code of regulations for Brush Engineered Materials reflect some changes from those of Brush Wellman.

         We encourage you to read the merger agreement, which is attached as Annex A to this document, because it governs the merger.


CONDITIONS TO THE MERGER (PAGE 24)

         A number of conditions must be met or waived prior to the merger before we will make it effective. The most significant conditions are:

         -        receipt of the required shareholder approval;

         - that no more than of 10% of the common stock, in the aggregate, are entitled to assert statutory dissenter's rights;

         - receipt of a satisfactory tax opinion with respect to the merger, and

         - New York Stock Exchange approval of the listing of Brush Engineered Materials common stock.

         We may also defer, terminate or abandon the merger agreement if we determine that it would be in the shareholders' or Brush Wellman's best interests.

EMPLOYEE BENEFIT PLANS (PAGE 24)

         Employee benefit and welfare plans are expected to continue substantially unchanged following the merger. Benefits that relate to investments in shares of Brush Wellman common stock, such as the Brush Wellman Inc. Savings and Investment Plan and rights under stock option and other equity plans, will transfer to Brush Engineered Materials common stock. Some employees of Brush Wellman may become employees of Brush Engineered Materials, and Brush Engineered Materials may become a sponsor of some of Brush Wellman's employee benefit and welfare plans.

POST-REORGANIZATION BOARD OF DIRECTORS AND MANAGEMENT OF BRUSH
ENGINEERED MATERIALS (PAGE 25)

         After the reorganization, the members of your Board of Directors currently serving their terms and those nominated in this document for election will serve as directors of Brush Engineered Materials. The directors of Brush Wellman, which will then be a wholly-owned subsidiary of Brush Engineered Materials, will be identified by management.

                               GENERAL INFORMATION

         Your Board of Directors is furnishing this document to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 2, 2000.

         If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.

         At the close of business on March 6, 2000, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote ____________ shares of common stock.

         Each outstanding share of common stock is entitled to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Brush Wellman that the shareholder desires that voting at such election be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder's votes to one nominee or divide the shareholder's votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to Brush Wellman, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated in the discretion of the Board of Directors so as to maximize the number of the nominees elected.

         In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.

         At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations, properly signed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items before the meeting (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of the reorganization or the selection of independent auditors will have the same effect as votes against these items.


                            1. ELECTION OF DIRECTORS

         Brush Wellman's code of regulations provides for three classes of directors whose terms expire in different years. At the present time it is intended that proxies will be voted for the election of Gordon D. Harnett, William P. Madar and David H. Hoag. Pursuant to our code of regulations, the class of directors whose term expires in 2000 has been reduced from four members to three members effective upon the retirement of Mr. McInnes from the Board of Directors on May 2, 2000.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

         If any of these nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of Brush Wellman.

         If the reorganization is approved, the existing directors and those elected at the annual meeting will become the directors of Brush Engineered Materials.

         The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:




NOMINEES WHOSE TERMS END IN 2003                                                      CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------------------------------
Gordon D. Harnett                                                                   Chairman of the Board,
     Director since 1991                                                            President and Chief Executive
                                                                                    Officer of Brush Wellman
Age -- 57

Mr. Harnett has been Chairman of the Board, President and Chief Executive Officer of Brush Wellman during the past five years. He is a director of Lubrizol Corporation, MA Hanna Company and National City Bank, Cleveland.

--------------------------------------------------------------------------------------------------------------------
William P. Madar                                                                    Chairman of the Board,
     Director since 1988                                                            Nordson Corporation
     Member -- Audit Committee, Governance Committee                                (Industrial Application
         and Organization and Compensation Committee                                 Equipment Manufacturer)

Age -- 60

Mr. Madar was elected Chairman of the Board of Nordson Corporation effective October 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996 he also served as its President. He is a director of Lubrizol Corporation, National City Bank, Cleveland and Nordson Corporation.

--------------------------------------------------------------------------------------------------------------------
David H. Hoag                                                                       Retired Chairman,
     Director since 1999                                                            The LTV Corporation
     Member -- Organization and Compensation Committee                              (Integrated Steel Producer and
         and Governance Committee                                                    Metal Fabricator)

Age -- 60

Mr. Hoag retired as Chairman of the Board of the LTV Corporation in January of 1999. He had served as its Chairman since June 1991 and as Chief Executive Officer from February 1991 until September 1998 and President from January 1991 until July 1997. Mr. Hoag is a director of Lubrizol Corporation, MA Hanna Company, NACCO Industries, Inc. and The Chubb
Corporation. He is also a member of the Federal Reserve Board of Cleveland.

--------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS END IN 2002                                                                 CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------------------------------
Albert C. Bersticker                                                                Retired Chairman,
     Director since 1993                                                            Ferro Corporation (Specialty
                                                                                    Chemicals)
     Member -- Governance Committee and Organization
         and Compensation Committee

Age -- 65

Mr. Bersticker was elected Chairman of Ferro Corporation in February 1996 and retired in 1999. He served as Chief
Executive Officer of Ferro Corporation from 1991 until January of 1999 and as its President from 1988 until
February 1996. Mr. Bersticker is a director of Ferro Corporation, KeyCorp Inc. and Oglebay Norton Company.
--------------------------------------------------------------------------------------------------------------------

Dr. Charles F. Brush, III                                                           Personal investments
     Director since 1958
     Member -- Audit Committee and Organization and
         Compensation Committee

Age -- 76

There has been no change in Dr. Brush's occupation during the past five years.
--------------------------------------------------------------------------------------------------------------------

David L. Burner                                                                 Chairman, Chief Executive
     Director since 1995                                                        Officer and President
     Member -- Audit Committee and Organization                                 The B.F. Goodrich Company
         and Compensation Committee                                             (Specialty Chemicals and
                                                                                Aircraft Systems and
                                                                                Services)
Age -- 60

Mr. Burner was elected Chairman of The B.F. Goodrich Company in July 1997.  He has served as Chief Executive
Officer of The B.F. Goodrich Company since December 1996 and as President since December 1995.  Prior to his election as President, he served as Executive Vice President of The B.F. Goodrich Company from October 1993 and as Senior Vice President from April 1990.  Mr. Burner is a director of Carolina Power & Light Company, Milacron
Inc. and The B.F. Goodrich Company.

--------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS END IN 2001                                                         CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------------------------------
Joseph P. Keithley                                                              Chairman, Chief Executive
     Director since 1997                                                        Officer & President,
     Member -- Governance Committee and Organization                            Keithley Instruments, Inc.
         and Compensation Committee                                             (Electronic Test and
                                                                                Measurement Products)
Age -- 51

Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991.  He has served as Chief
Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994.  He is a
Director of Keithley Instruments, Inc.

--------------------------------------------------------------------------------------------------------------------

William R. Robertson                                                            Managing Partner,
     Director since 1997                                                        Kirtland Capital Partners
     Member -- Audit Committee and Organization                                 (Private Equity Investments)
         and Compensation Committee

Age -- 58

Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997. Prior to that time, he was President of National City Corporation from October 1995 until July 1997. He also served as Deputy Chairman from August 1988 until October 1995.

--------------------------------------------------------------------------------------------------------------------

John Sherwin, Jr.                                                               President,
     Director since 1981                                                        Mid-Continent Ventures, Inc.
     Member -- Audit Committee and Organization                                 (Venture Capital Company)
         and Compensation Committee

Age -- 61

Mr. Sherwin has been president of Mid-Continent Ventures, Inc. during the past five years.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains, among other committees, an audit committee, a governance committee and an organization and compensation committee, the members of which are identified in the above table.

     The audit committee held three meetings in 1999. Its principal functions include:

         - reviewing the engagement of independent auditors and recommending action by the full Board of Directors with respect to the auditors;

         - reviewing the scope and results of the audit and any non-audit services performed by the auditors;

         - reviewing the adequacy of Brush Wellman's internal auditing, accounting and financial controls; and

         - reviewing with independent auditors their report and opinion upon completion of their audit, including a review of any significant transactions not in the ordinary course of business and compliance with company policies and code of conduct.

     The governance committee held two meetings in 1999. Its principal functions include:

         - evaluation of candidates for board membership (including any nominations of qualified candidates submitted in writing by security holders to the Secretary of Brush Wellman);

         - recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time; and

         - recommendations to the full Board of Directors regarding Board of Directors governance matters.

     The organizational and compensation committee held six meetings in 1999. Its principal functions include:

         -        reviewing executive compensation;

         - taking action where appropriate or making recommendations to the full Board of Directors with respect to executive compensation;

         -        recommending the adoption of executive benefit plans;

         -        granting stock options and other awards; and

         - recommending action on matters relating to management succession and changes in organizational structure and review of investment of pension assets and funding position of retirement pensions.

     The Board of Directors held seven meetings in 1999. Nine of the directors attended at least 75% of the total meetings, and one director, David L. Burner, attended less than 75% of the total meetings, held by the Board of Directors and the committees on which they served during 1999.

                              DIRECTOR COMPENSATION

     Each director who is not an officer of Brush Wellman receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each committee (if not an officer) receives an additional $1,000 on an annual basis. In addition, each director who is not an officer of Brush Wellman receives a fixed meeting fee of $17,500 on an annual basis.

     Brush Wellman maintains a Deferred Compensation Plan for Non-Employee Directors. This plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. Brush Wellman, in turn, transfers an amount equal to the reduction in compensation to a trust, which is invested, at the director's discretion, in Brush Wellman common stock or in accordance with Brush Wellman's investment policy. Directors are encouraged to take all or a portion of their compensation in the form of common stock. For 1999, directors elected to receive an aggregate of $172,000 ($138,000 for 2000) worth of Brush Wellman common stock on a deferred basis under this plan.

     Brush Wellman also maintains the 1997 Stock Incentive Plan for Non-Employee Directors. Under the 1997 Stock Incentive Plan for Non-Employee Directors, one director received a grant on February 3, 1999 of an option for 5,000 shares at an exercise price of $14.66. In addition, this plan provides for an automatic grant of 500 deferred shares of common stock to each eligible director on the business day following the annual meeting of shareholders. During 1999, nine directors were credited with 500 shares of Brush Wellman common stock each.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth, as of January 28, 2000, information with respect to the beneficial ownership of Brush Wellman common stock by each person known by Brush Wellman to be the beneficial owner of more than 5% of the common stock, by each present director of Brush Wellman, by executive officers of Brush Wellman and by all directors and executive officers of Brush Wellman as a group. Unless otherwise indicated in the note to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them.

         NON-OFFICER DIRECTORS                    NUMBER OF SHARES(1)                       PERCENT OF CLASS
         ---------------------                    ------------------                        ----------------
Albert C. Bersticker...............                    16,187 (2)(3)                               *
Dr. Charles F. Brush, III..........                   336,384 (2)(3)(4)                          1.97%
David L. Burner....................                    16,441 (2)(3)                               *
David H. Hoag......................                     9,262                                      *
Joseph P. Keithley.................                     6,535 (2)(3)                               *
William P. Madar...................                    28,296 (2)(3)                               *
Robert M. McInnes..................                    23,078 (2)(3)                               *
William R. Robertson...............                    21,097 (2)(3)(5)                            *
John Sherwin, Jr...................                    30,824 (2)(3)(6)                            *
NAMED EXECUTIVE OFFICERS
Gordon D. Harnett..................                   388,159 (2)                                2.28%
Alfonso T. Lubrano.................                    20,828 (2)                                  *
John J. Paschall...................                    22,384 (2)                                  *
William R. Seelbach................                    27,951 (2)                                  *
Stephen Freeman....................                    71,387 (2)                                  *
All directors and executive officers as a
   group (including the Named Executive
   Officers) (21 persons)..........                 1,256,381 (7)                                7.38%
OTHER PERSONS SSBC Fund Management Inc.
   388 Greenwich Street
   New York, New York  10013                        2,341,472 (8)                               13.74%
Joseph L. Harrosh
   40900 Grimmer Boulevard
   Fremont, California.............                   864,220 (9)                                5.07%
Brush Wellman Inc. Savings and
   Investment Plan.................                 1,285,293 (10)                               7.54%
Private Capital Management, Inc.
   3003 Tamiami Trail North
   Naples, Florida.................                 1,167,094 (11)                               6.85%

------------------

* Less than 1% of common stock.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Pursuant to rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, a person or entity is considered to beneficially own shares if the person or entity has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares that are subject to stock options and that may be exercised within 60 days of January 28, 2000 are deemed to be outstanding for the purpose of computing the percentage of Brush Wellman common stock beneficially owned by such person.

(2) Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Harnett 352,000; Mr. Lubrano 13,800; Mr. Paschall 16,300; Mr. Seelbach 18,500; Mr. Freeman 64,000; and 5,000 for each of Messrs. Bersticker, Brush, Burner, Hoag, Keithley, Madar, McInnes, Robertson, and Sherwin. Also includes performance restricted shares granted in 1999 pursuant to the 1995 Stock Incentive Plan, as amended, which are subject to forfeiture if performance goals are not met, as follows: Mr. Harnett 11,606; Mr. Lubrano 13,800; Mr. Paschall 16,300; Mr. Seelbach 18,500; Mr. Freeman 64,000.

(3) Includes shares deferred under the Deferred Compensation Plan for Non-Employee Directors, and 1997 Stock Incentive Plan for Non-Employee Directors as follows: Mr. Bersticker 10,687; Dr. Brush 9,948; Mr. Burner 11,441; Mr. Hoag 3,262; Mr. Keithley 1,535; Mr. Madar 22,096; Mr. McInnes 13,978; Mr. Robertson 5,597; and Mr. Sherwin 8,122.

(4) Includes 40,000 shares owned by the Charles F. Brush III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by the estate of Dr. Brush's wife, as to all of which Dr. Brush disclaims ownership.

(5) Includes 500 shares owned by Mr. Robertson's wife of which Mr. Robertson disclaims ownership.

(6) Includes 6,899 shares owned by Mr. Sherwin's wife and children and 3,008 held by Mr. Sherwin as Trust advisor of a charitable remainder trust, as to all of which Mr. Sherwin disclaims beneficial ownership.

(7) Includes 708,520 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

(8) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on June 30, 1999.

(9) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on January 5, 2000.

(10) The Northern Trust Company, Chicago, Illinois, trustee for the Brush Wellman Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares credited to their account.

(11) Information regarding share ownership was obtained from Schedule 13F-HR filed with the Commission on November 15, 1999.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10% or more of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms it has received, and written representations by such persons, our belief is that all of our directors and officers complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the before-tax compensation for the years shown for Mr. Harnett and the four next highest paid executive officers at the end of 1999.


                                                                                       LONG TERM
                                         ANNUAL COMPENSATION(1)                        COMPENSATION
                                         ---------------------                         -------------
                                                                                AWARDS     PAYOUTS
                                                                                ------     -------
           NAME AND                                                  SECURITIES       LTIP          ALL OTHER
           PRINCIPAL                   SALARY           BONUS        UNDERLYING      PAYOUTS       COMPENSATION
           POSITION           YEAR       ($)             ($)          OPTIONS       ($) (2)            ($)(3)
           -----------        ----    ------------   -----------    ------------   ------------   ----------------
Gordon D. Harnett..........   1999 .  439,696 (4)        --           37,000            --            13,191 (4)
   Chairman of the Board,     1998    435,163 (4)        --           30,000            --            70,169 (4)
   President and Chief        1997    398,879 (5)     160,846 (6)     40,000            --            18,001 (5)
   Executive Officer

Alfonso T. Lubrano.........   1999.   169,846 (4)     125,800          7,000            --             5,376 (4)
   President, Technical       1998    165,143 (4)       9,360          6,000          47,866          10,495 (4)
   Materials, Inc.            1997    139,338 (5)      85,368          6,000            --             6,024 (5)

John J. Paschall..........    1999    166,307 (4)     123,210          8,000             --            7,530 (4)
   President, Williams        1998    158,923 (4)      84,700          6,000          26,081           6,802 (4)
   Advanced Materials Inc.    1997    133,759 (5)      67,807          6,000             --            5,031 (5)

William R. Seelbach.......    1999    259,846 (4)        --           11,000             --            8,845 (4)
   President,                 1998    125,000 (7)      35,000 (7)      7,500             --              --
   Alloy Products             1997            n/a        n/a            n/a              n/a             n/a

Stephen Freeman..........     1999    207,877 (4)        --            9,000             --            6,236 (4)
   President,                 1998    206,537 (4)        --            6,000             --           17,585 (4)
   Brush Wellman
     International            1997    176,438 (5)      50,054          9,000             --            7,602 (5)


------------------

(1) No compensation was paid to any of the named executive officers that requires disclosure as "Other Annual Compensation."

(2) Payouts in 1998 reflect performance restricted shares and performance shares awarded in 1996 that were earned by the named executive officers for the performance period 1996 through 1998, valued at Brush Wellman's common stock price on February 2, 1999 plus accumulated dividends earned on those shares.

(3) Except as noted in (4), and (5) amounts in All Other Compensation consist of company matching contributions to the Brush Wellman Inc. Savings and Investment Plan.

(4) Salary for 1999 and 1998 includes compensation the executive officer elected to replace with options to purchase property other than company securities under Brush Wellman's Key Employee Share Option Plan as follows: Mr. Harnett $16,781 and $22,292; Mr. Lubrano $1,921 and $9,051; Mr. Paschall $9,101 and $4,004; Mr. Seelbach $13,485 and $0;
         Mr. Freeman $4,788 and $9,659. All Other Compensation for 1999 and 1998 includes amounts in connection with options to purchase property other than Brush Wellman securities under Brush Wellman's Key Employee Share Option Plan as follows: Mr. Harnett $8,391 and $65,369; Mr. Lubrano $576 and $5,695; Mr. Paschall $2,730 and $2,002; Mr. Seelbach $4,045
         and $0; and Mr. Freeman $1.436 and $12,785. The Key Employee Share Option Plan provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive officer may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Mr. Harnett's salary for 1999 also includes $107,156 of deferred compensation under the Executive Deferred Compensation Plan.

(5) Salary for 1997 includes deferred compensation as follows: Mr. Harnett $19,385; Mr. Lubrano $4,081; Mr. Paschall $463; and Mr. Freeman $9,340. All Other Compensation for 1997 includes deferred compensation in respect of company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan as follows: Mr. Harnett $13,201; Mr. Lubrano $1,224; Mr. Paschall $231; and Mr. Freeman $2,802.

(6)      Bonus for 1997 includes deferred compensation of $3,868.

(7) Mr. Seelbach has only been an executive officer since June 1998. Bonus for 1998 reflects incentive compensation earned pursuant to an employment letter agreement, dated as of June 24, 1998, between Mr. Seelbach and Brush Wellman Inc., filed as an exhibit to the company's Form 10-Q for the quarterly period ended July 3, 1998.

                      OPTION EXERCISES IN LAST FISCAL YEAR

   The following table provides information about stock options exercised by the executive officers who are included in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1999.


                                                                                                        VALUE OF UNEXERCISED
                                                                            NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS
                                                                           UNDERLYING UNEXERCISED       AT DECEMBER 31, 1999
                             SHARES ACQUIRED                            OPTIONS AT DECEMBER 31, 1999        EXERCISABLE/
         NAME                  ON EXERCISE           VALUE REALIZED      EXERCISABLE/ UNEXERCISABLE        UNEXERCISABLE
         ----                 -------------          --------------      --------------------------        -------------
Gordon D. Harnett                      --                     --                        352,000                  396,520
                                                                                              -                        -
Alfonso T. Lubrano                     --                     --                         13,800                   15,708
                                                                                              -                        -
John J. Paschall                       --                     --                         16,300                   20,957
                                                                                              -                        -
William R. Seelbach                    --                     --                         18,500                   23,348
                                                                                              -                        -
Stephen Freeman                        --                     --                         64,000                   84,140
                                                                                              -                        -


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information about stock option grants during 1999 to the executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.




                                         INDIVIDUAL GRANTS
                                         -----------------

                                   PERCENT OF
                        NUMBER       TOTAL
                          OF        OPTIONS                                     POTENTIAL REALIZABLE VALUE AT ASSUMED
                        SHARES    GRANTED TO                                ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                        UNDER-     EMPLOYEES     EXERCISE OF                                OPTION TERM
                        LYING      IN FISCAL     BASE PRICE      EXPIRATION -----------------------------------------------
        NAME           OPTIONS       YEAR           ($/SH)          DATE           0%($)            5%($)           10%($)
        ----           -------      ------         --------        ------         -----             -----           ------
Gordon D. Harnett         37,000     15.42          $14.69         2/2/09            $0           $341,823        $866,247
Alfonso T. Lubrano         7,000      2.92          $14.69         2/2/09            $0           $ 64,669        $163,885
John J. Paschall           8,000      3.33          $14.69         2/2/09            $0           $ 73,908        $187,297
William R. Seelbach       11,000      4.58          $14.69         5/5/08            $0           $101,623        $257,533
Stephen Freeman            9,000      3.75          $14.69         2/2/09            $0           $ 83,146        $210,709

             LONG-TERM INCENTIVE PLANS --AWARDS IN LAST FISCAL YEAR

         No performance restricted shares or performance shares were awarded during the year 1999 pursuant to the 1995 Stock Incentive Plan, as amended.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Organization and Compensation Committee of the Board of Directors is composed of all independent, non-employee directors of the board. The committee is responsible for developing and making policy recommendations to the board with respect to Brush Wellman's executive compensation. In addition, the committee, pursuant to authority delegated by the board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Brush Wellman.

COMPENSATION PHILOSOPHY - PAY FOR PERFORMANCE

                  The committee's compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectation, pay will directly reflect the less-than-targeted performance.

TOTAL COMPENSATION STRATEGY

                  The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of Brush Wellman and to enhance shareholder value over the long term. Brush Wellman employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

BASE SALARY

                  Base salaries are established by the committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business. Consistent with generally published executive compensation surveys, in 1999 the Chief Executive Officer's base salary was increased by the committee by 4.7% from approximately $420,000 to approximately $440,000, and the executive officers, other than the Chief Executive Officer, received 4% increases in base salary. A few executives received higher increases due primarily to increased responsibilities and/or enlarged scope of their business units.

ANNUAL PERFORMANCE COMPENSATION

                  A Management Performance Compensation Plan provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives. These objectives are established by the committee on an annual basis. The Chief Executive Officer's annual performance compensation was based entirely on financial performance and is 100% dependent on total company results. The other executive officers' annual performance compensation was also completely based on financial performance and was dependent on company results and/or relevant business unit results.

                  The percentage of base salary available for annual performance compensation under the Management Performance Compensation Plan varies according to the level of the individual's responsibility. The Chief Executive Officer may attain 52% of base pay for achieving the targeted objective, 104% for exceeding the maximum objective, and 0% if the minimum objective is not attained. Likewise, the other executive officers may achieve 37%, 74% and 0%, respectively. In 1999, Brush Wellman's minimum objective, which was based on earnings per share, was not achieved. As a result, the Chief Executive Officer did not receive a payout from this plan. The Presidents of Williams Advanced Materials Inc., Technical Materials, Inc. and Electronic Products did receive payouts as a result of the financial performance of their individual business units as measured by operating income. All other executives did not receive a payout from this plan.

LONG TERM INCENTIVES

                  Stock Incentive Plan. The shareholder-approved 1995 Stock Incentive Plan was designed to afford the Committee flexibility in making awards to align Brush Wellman's long-term incentives with shareholder interest. The Stock Incentive Plan provides the committee the ability to design stock-based incentives for the achievement of superior results over multi-year periods.

                  In early 1998, the committee granted performance awards with management objectives based solely on stock price appreciation for a three-year performance period from January 1, 1998 through December 31, 2000, under the Stock Incentive Plan. Eligible participants were granted combined awards of performance restricted shares, performance shares and performance units, which will be earned only if the management objectives are reached during the performance period. The amount of each of these performance awards was established by applying a factor to the base salary for each eligible individual. The Chief Executive Officer's 1998- 2000 awards gives him the opportunity to earn performance restricted shares and performance units equivalent to 100% of base pay in effect at January 1, 1998, based on the average stock price at the date of grant (January 27, 1998). The Chief Executive Officer was granted 11,606 performance restricted shares, together with one half that number of performance shares. Performance restricted shares will be forfeited to the extent the goals specified by the committee are not met, and the performance share portion of the award will only result in the issuance of shares if performance over the three-year performance period exceeds target.

                  The other executive officers also received similar performance awards in accordance with the Stock Incentive Plan. Their opportunity to receive performance restricted shares and performance units for the 1998 through 2000 performance period was equivalent to 45% to 70% of base pay in effect at January 1, 1998. In addition, one half of the number of performance restricted shares were also granted in the form of performance shares.

                  Stock Options. Stock options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of Brush Wellman. The options are granted with an exercise price equal to the market price of Brush Wellman's stock on the day of grant and vest over a period of up to four years and expire after ten years.

                  In 1999, a total of 145 selected employees were awarded options. The overall number of option shares granted was approximately 1.4% of total shares outstanding.

                  The committee established a range of potential option awards for the Chief Executive Officer and executive officers based on a 1997 total compensation study performed on behalf of Brush Wellman. The specific number of stock options granted to an executive was determined by the committee based upon the individual's level of responsibility, recommendations by management, and a subjective judgment of the committee of the executive's contribution to the performance of the company. The number of options currently held by each executive was not taken into consideration. In 1999, the committee granted the Chief Executive Officer a stock option covering 37,000 shares of Brush Wellman common stock.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION  A YEAR

                  In 1993, Congress enacted Section 162(m) of the Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a deduction for compensation in excess of $1 million per year for its Chief Executive Officer or any of its four other highest-paid executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit. The limitation has no immediate applicability to Brush Wellman. However, any compensation derived from performance restricted shares or performance shares awarded under the Stock Incentive Plan is expected to be exempt from the limit on corporate tax deductions.

                  The foregoing report has been furnished by the Organization and Compensation Committee of the Board of Directors.

                            William A.  Madar (Chairman)
                            Albert C. Bersticker
                            Charles F. Brush, III
                            David L. Burner
                            David H. Hoag
                            Joseph P. Keithley
                            Robert M. McInnes
                            William R. Robertson
                            John Sherwin, Jr.


           CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

         The following graph sets forth the cumulative shareholder return on Brush Wellman common stock as compared to the cumulative total return of the S&P 500 Index for the five year period ending December 31, 1999, and a self-constructed index consisting of Brush Wellman, Cabot Corporation, Carpenter Technology Corp., Chase Industries Inc., Olin Corporation, Precision Castparts Corp. and Worthington Industries, Inc. (1)

                       [PERFORMANCE GRAPH APPEARS HERE]

                    COMPARISON OF FIVE YEAR TOTAL RETURN (2)

                       BRUSH WELLMAN INC.               S&P 500                      SELF-CONSTRUCTED INDEX
1994                         100.00                      100.00                             100.00
1995                         100.65                      137.44                             154.31
1996                          98.36                      169.15                             156.15
1997                         152.24                      225.57                             184.56
1998                         113.21                      290.03                             142.63
1999                         112.47                      351.07                             136.32


(1) Brush Wellman is a leading international producer and supplier of beryllium, beryllium containing alloys, beryllia ceramic, engineered material systems, precious metal and specialty alloy products. Most competitors are either divisions or subsidiaries of larger corporations, or privately-held companies. Brush Wellman does not fit easily into any standardized peer company listing. A customized peer group has been developed, consisting of specialty engineered materials producers that either compete directly with Brush Wellman for major portions of their business, operate using similar production technologies or serve similar markets.

(2) Assumes that the value of Brush Wellman common stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                         PENSION AND RETIREMENT BENEFITS

         The Brush Wellman Inc. Pension Plan is a defined benefit plan under which Messrs. Harnett, Freeman and Derry are currently accruing benefits. The Technical Materials, Inc. Pension Plan is a defined benefit plan under which Mr. Lubrano is currently accruing benefits. The Williams Advanced Materials Inc. Retirement Plan is a defined benefit plan under which Mr. Paschall is currently accruing benefits. The following tables show the estimated annual pension benefits under the qualified pension plan as well as benefits provided under the Supplemental Retirement Benefit Plan, to the extent that they supplement benefits provided under the qualified pension plan, which would be payable, without reduction for any optional form of payment, to employees in various compensation classifications upon retirement at age 65 after selected periods of service.


            TABLE FOR PARTICIPANTS OF BRUSH WELLMAN INC. PENSION PLAN


  FINAL AVERAGE                                     YEARS OF SERVICE AT AGE 65
  ANNUAL PAY AT       ------------------------------------------------------------------------------------------------
     AGE 65           10 YEARS          15 YEARS         20 YEARS           25 YEARS         30 YEARS        35 YEARS
    --------           --------         --------         --------           --------         --------         --------
  $150,000            $  19,075        $  28,612        $   38,150         $  47,687         $ 57,225         $  66,762
   200,000               26,218           39,327            52,435            65,544           78,653            91,762
   300,000               40,503           60,755            81,007           101,259          121,510           141,762
   400,000               54,789           82,184           109,578           136,973          164,367           191,762
   500,000               69,075          103,612           138,150           172,687          207,225           241,762
   600,000               83,361          125,041           166,721           208,401          250,082           291,762
   700,000               97,646          146,469           195,293           244,116          292,939           341,762
   800,000              111,932          167,898           223,864           279,830          335,796           391,762
   900,000              126,218          189,327           252,435           315,544          378,653           441,762




        TABLE FOR PARTICIPANTS OF TECHNICAL MATERIALS, INC. PENSION PLAN


                                                         YEARS OF SERVICE AT AGE 65
  FINAL AVERAGE                             -----------------------------------------------------
  ANNUAL PAY AT
     AGE 65           10 YEARS              15 YEARS             20 YEARS            25 YEARS             30 YEARS
    --------          --------              --------              --------            --------            --------
   $150,000            $19,154              $28,731               $38,308              $47,884            $  57,461
    200,000             25,538               38,308                51,077               63,846               76,615
    300,000             38,308               57,461                76,615               95,769              114,923
    400,000             51,077               76,615               102,153              127,692              153,230



   TABLE FOR PARTICIPANTS OF WILLIAMS ADVANCED MATERIALS INC. RETIREMENT PLAN


                                                         YEARS OF SERVICE AT AGE 65
  FINAL AVERAGE                                         ---------------------------
  ANNUAL PAY AT
     AGE 65           10 YEARS         15 YEARS           20 YEARS        25 YEARS         30 YEARS          35 YEARS
    --------          --------        ---------           --------        --------         --------          --------
  $150,000           $  20,160        $  30,240         $  40,320         $ 50,400        $  60,480         $  70,560
   200,000              27,660           41,490            55,320           69,150           82,980            96,810
   300,000              42,660           63,990            85,320          106,650          127,980           149,310
   400,000              57,660           86,490           115,320          144,150          172,980           201,810


         The compensation covered by the respective qualified pension plan and the Supplemental Retirement Benefit Plan is regular base salary, sales commissions and various other performance compensation. The compensation covered by these plans is the same as the amounts shown in the salary, bonus and other amounts of the LTIP Payouts columns of the Summary Compensation Table on page 15. Credited years of service for pension benefit purposes for Messrs. Harnett, Lubrano, Paschall, Seelbach and Freeman is 22, 7, 11, 1, and 7, respectively. The Supplemental Retirement Benefit Plan adds 14 years to Mr. Harnett's company pension service. The amounts shown in the above tables are computed on the basis of a straight-life annuity (for the employee's life only). The benefits shown in the Brush Wellman pension plan table are subject to reductions, in the case of Mr. Harnett, for pension benefits from previous employers.

  EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with various senior executives, including all of the executive officers named in the Summary Compensation Table on page 15. These agreements provide benefits to the senior executives in the event there is a "change in control" of Brush Wellman. The material aspects of the employment agreements are summarized below.

         In the event of a change in control, each executive will (if still an employee) remain employed in substantially his position for at least four years (three years under the agreements for Messrs. Paschall and Lubrano) or, if earlier, until the first to occur of the death of the executive or his reaching age 65. During the period, he will:

         - receive an annual amount at least equal to his salary rate in effect at the beginning of this period (or, if higher, his salary rate at any time during the two full calendar years immediately before the change in control);

         - receive the highest incentive compensation award received by him in any of the prior three years; and

         - continue to participate in all of our benefit plans in which he was participating and to receive all perquisites that were available to him (or to other benefits and perquisites at the same level as those he enjoyed) at the time of the change in control.

         After a change in control, the executive may be terminated by us for "cause." If he is terminated without cause, or if he voluntarily terminates his employment for any of the specified reasons described below, he will be entitled to receive a lump sum payment equal to the present value of the remaining salary and incentive compensation that would otherwise have been paid to him. Brush Wellman is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute "parachute payments" under Section 280G of the Internal Revenue Code. In general, tax penalties would be imposed on the executive and Brush Wellman if any of the foregoing were determined to constitute parachute payments. The agreements for Messrs. Paschall and Lubrano contain comparable provisions that limit payments to each of them to two times their average taxable income for a period of five years.

         The executive may terminate his employment with Brush Wellman and still be entitled to receive the payments specified above in the event of:

         - his good faith determination that, due to changed circumstances significantly affecting his position with Brush Wellman, he is unable to carry out his duties and responsibilities;

         - any reduction in compensation or any substantial reduction in position; or

         - any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

         If the executive is terminated without cause, or if the executive terminates his employment for any of the reasons specified above, he is, in general, obligated for a period of two years (or, if less, the balance of the period of his employment following a change in control) to use reasonable efforts to seek other comparable employment. He is also generally obligated to pay Brush Wellman 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

         Brush Wellman is obligated to pay all attorneys' and related fees and expenses incurred by an executive as a result of Brush Wellman's failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive's performance under, such agreement. This obligation of Brush Wellman must be secured by insurance or as the Board of Directors otherwise determines.

         It has not been determined to what extent the obligations of Brush Wellman will become obligations of Brush Engineered Materials following the reorganization.

                                2. REORGANIZATION

         If a shareholder of record returns a signed proxy in the enclosed form, the shares represented by the proxies will be voted FOR the reorganization described in this document, unless you instruct otherwise. Your Board of Directors has approved and adopted a merger agreement, a copy of which is attached as Annex A and incorporated in this document by reference. Consummation of the merger and the related transactions contemplated by the merger agreement will result in a new holding company structure in which Brush Engineered Materials will become the publicly held parent of Brush Wellman. The consolidated financial condition of Brush Engineered Materials immediately after the merger will be the same as ours immediately prior to the merger. See "Financial Statements" on page 28.

                         REASONS FOR THE REORGANIZATION

         We believe that our proposed holding company structure, together with certain potential follow-on reorganizations of our various corporate structures below the Brush Engineered Materials level, will conform our formal organization with the way we currently conduct operations. In this new structure, each of Brush Wellman's domestic and international businesses will be better positioned to capture the benefits of their individual growth opportunities unencumbered by and protected from the financial and operating risks of other regions or businesses. This new structure is consistent with our strategic emphasis and provides the added flexibility to take advantage of the opportunities presented by the rapid growth of the worldwide markets Brush Wellman serves.

         We also expect the proposed holding company structure to provide increased protection for our businesses, with risks and benefits of various domestic and international operations more clearly segregated below the level of Brush Engineered Materials. For example, risks associated with contingent claims, such as product liability actions or environmental claims, need not burden the growth of businesses that do not incur these claims.

         We are currently assessing the final structure of our operations following the reorganization. Our analysis will be affected by a variety of tax, accounting and legal consideration. Brush Wellman currently operates two primary business segments: the Metal Systems Group and the Microelectronics Group. The Metal Systems Group is comprised of Alloy Products, Beryllium Products and Engineered Materials Systems and includes our wholly- owned subsidiary Technical Materials, Inc. The second business segment is the Microelectronics Group, which is comprised of Electronic Products (formerly Ceramic Products) and two wholly-owned subsidiaries, Williams Advanced Materials Inc. and Circuits Processing Technology, Inc. The following diagram shows conceptually our corporate structure before the reorganization and the type of structure that may evolve after the reorganization:

         BEFORE THE REORGANIZATION                                     AFTER THE REORGANIZATION
         -------------------------                                     ------------------------


                 BRUSH WELLMAN INC.                                      BRUSH ENGINEERED MATERIALS INC.
--------------------------------------------      -------------------------------------------------------------------------
Williams       Technical       Foreign and          Brush        Brush             Williams        Technical      Other
Advanced       Materials,      Other                Wellman      Wellman           Advanced        Materials,     Operations
Materials      Inc.            Operations           Inc.         International     Materials       Inc.
Inc.                                                                               Inc.
--------       -------          ------               ------      -------------     ----------      ----------       ---------


         YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS YOU VOTE FOR THIS PROPOSAL TO APPROVE THE REORGANIZATION. You are urged to retain this document for future reference.

                            DESCRIPTION OF THE MERGER

         The following discussion summarizes the material terms of the merger agreement set forth in Annex A. Pursuant to the agreement, Brush Merger Co. will merge into Brush Wellman. Brush Wellman will be the surviving corporation, will continue to do business under its present name and initially will have the rights, benefits, obligations and liabilities that we had prior to the merger. As a result of the merger, Brush Engineered Materials will be the sole shareholder of Brush Wellman, and the present shareholders of Brush Wellman will become the shareholders of Brush Engineered Materials.

         At the present time, 100 shares of Brush Engineered Materials are issued and outstanding. Presently, 100 shares of Brush Merger Co. are issued and outstanding, all of which are held by Brush Engineered Materials. The merger agreement provides that, after satisfaction or waiver of all conditions under the merger agreement, Brush Wellman and Brush Merger Co. will file the appropriate certificate with the Secretary of State of Ohio, and as a result, Brush Merger Co. will be merged into Brush Wellman. In the merger, each share of Brush Wellman common stock issued and outstanding at the effective time of the merger, other than those held by persons entitled to exercise statutory dissenters' rights, will be converted into one share of Brush Engineered Materials common stock, and Brush Engineered Materials will become the sole shareholder of Brush Wellman. The 100 shares of Brush Engineered Materials outstanding prior to the effective time of the merger will be canceled. As of March __, 2000, there were [22,517,000] shares of Brush Wellman common stock issued and outstanding and [6,000,000] shares of Brush Wellman common stock held in treasury. After the merger, there will be ________ shares of Brush Engineered Materials common stock issued and outstanding if no holders of common shares exercise statutory dissenter's rights.

         Pursuant to the Ohio General Corporation Law and Brush Wellman's articles of incorporation, the approval of the reorganization requires the affirmative vote of the holders of at least a majority of the outstanding common stock, voting as a class. As of March ___, 2000, directors and executive officers of Brush Wellman owned and were entitled to vote approximately ________ shares of Brush Wellman common stock, which represented approximately _______% of the shares outstanding on that date. Each Brush Wellman director and executive officer has indicated his present intention to vote for the reorganization.

         Your approval of the reorganization will also constitute your approval of:

         - the amended and restated articles of incorporation and the amended and restated code of regulations of Brush Engineered Materials, each of which will be in effect upon consummation of the merger;

         - the conversion of outstanding stock options and rights for common stock into options or rights to purchase or receive Brush Engineered Materials common stock; and

         - all amendments to all of the foregoing deemed appropriate by our Board of Directors and the Board of Directors of Brush Engineered Materials.

         After the merger, Brush Engineered Materials will consider other corporate restructurings involving its subsidiaries. Although the exact nature of these transactions requires further planning and may necessitate governmental and third party approvals, the goal would be to eventually move to the post-reorganization diagram referenced above, with operating subsidiaries for various businesses positioned below Brush Engineered Materials.

                            EXCHANGE OF CERTIFICATES

         If the reorganization is approved, your shares of Brush Wellman common stock will automatically convert into Brush Engineered Materials common stock. You should retain your certificates for shares of Brush Wellman common stock because those certificates would then represent Brush Engineered Materials common stock. While you do not need to exchange your share certificates following the merger, you will be permitted to do so if you wish. Please contact our Corporate Secretary for further information. See "Where You Can Find More Information" on page 33.

         At the effective time of the merger, holders of certificates representing shares of Brush Wellman common stock will cease to have any rights, other than dissenter's rights, with respect to the shares. Each certificate will be deemed for all corporate purposes to evidence the Brush Engineered Materials common stock into which the shares have been converted. Our stock transfer books will be closed at the close of business on the business day immediately preceding the effective time of the merger, and the holders of record of shares of Brush Wellman common stock will become holders of Brush Engineered Materials common stock as provided in the merger agreement.

                  CAPITALIZATION OF BRUSH ENGINEERED MATERIALS

         At the present time, Brush Engineered Materials has 60,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock, 100 shares of common stock of which have been issued and are outstanding. These outstanding shares will be canceled and extinguished in the merger so that the only outstanding Brush Engineered Materials common stock will be those you and other Brush Wellman shareholders receive in the merger.

         The 60,000,000 shares of Brush Engineered Materials common stock authorized represent a number of shares that is greater than that number required in order to effect the merger, but that is the same number as authorized for Brush Wellman common stock. The Board of Directors of Brush Wellman believes that it is still desirable to have 60,000,000 authorized shares of Brush Engineered Materials common stock so that shares in sufficient number may be issued in the future without further action by shareholders (except as may be required by applicable laws or regulatory rules) for purposes such as future stock dividends, stock splits and similar transactions, as well as future financings or acquisitions. Although there currently are no plans to issue such additional shares, except under the 1995 Stock Incentive Plan, as amended, it is possible that, from time to time, Brush Engineered Materials may consider transactions involving the issuance or reservation of additional shares.

         All Brush Engineered Materials common stock issued in the merger will be validly issued, fully paid and nonassessable. As of March __, 2000, the number of record holders of Brush Wellman common stock was _____.

                             EMPLOYEE BENEFIT PLANS

         Except as described below with respect to stock benefits, all of our employee benefit and welfare plans, such as our medical plans and pension plans, are expected to continue substantially unchanged and benefits under these plans are not expected to be substantially affected by the merger. We expect that substantially all of our plans providing stock benefits will continue in effect after the merger, adjusted to reflect Brush Engineered Materials common stock as the stock issuable instead of Brush Wellman common stock. Brush Wellman and Brush Engineered Materials, however, reserve the right to modify any employee benefit or welfare plan. Some employees of Brush Wellman may become employees of Brush Engineered Materials, and Brush Engineered Materials may become a sponsor of some of Brush Wellman's employee benefit and welfare plans.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Consummation of the merger is subject to various conditions that must be satisfied or waived prior to the merger. These conditions include:

         -        receipt of the requisite approval of our shareholders;

         - receipt of satisfactory opinions of counsel with respect to various federal and Ohio income tax matters (see "Federal and Ohio Income Tax Consequences of the Merger" on page 26);

         - entitlement of no more than 10% of Brush Wellman common stock to assert statutory dissenter's rights; and

         - the shares of Brush Engineered Materials common stock having been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         Except for the filing of a Certificate of Merger with the Secretary of State of Ohio, no federal or state regulatory requirements must be complied with or approvals obtained for the consummation of the merger. It is anticipated that the merger will be consummated as soon as practicable after the conditions to the consummation of the merger are satisfied, or at such later date as is, in the judgment of your Board of Directors, in the best interests of the shareholders or Brush Wellman.


             AMENDMENTS, DEFERRAL OR ABANDONMENT OF MERGER AGREEMENT

         The merger agreement provides that Brush Engineered Materials, Brush Merger Co. and Brush Wellman, by mutual consent of their respective Boards of Directors, may amend, modify or supplement the merger agreement in writing, before or after approval by you, provided that any amendment does not affect the rights of the respective shareholders of such companies in a manner that is materially adverse to the shareholders in the judgment of the respective Boards of Directors. In addition, the agreement provides that, notwithstanding adoption and approval of the agreement by you, your Board of Directors may defer consummation of the merger or terminate the agreement or abandon the merger if your Board of Directors determines that it would be in the best interests of the shareholders or the company.

            FACTORS AFFECTING THE CONSUMMATION OF THE REORGANIZATION

         Our plans to accomplish the reorganization and the internal follow-on reorganizations may be affected by a variety of factors. These factors include the strength of the domestic and international markets, our financial position, operating factors and general economic conditions. As described above, we may defer, terminate or abandon the merger if your Board of Directors determines that it would be in the best interests of the shareholders or the company in light of these and other factors.

                     POST-REORGANIZATION BOARD OF DIRECTORS
                  AND MANAGEMENT OF BRUSH ENGINEERED MATERIALS

         After the reorganization, the Board of Directors of Brush Engineered Materials will consist of the same persons who are identified as current directors or have been nominated for election as directors of Brush Wellman in this document and will continue to be a classified board, with the terms of the directors of Brush Engineered Materials ending at such times as they would have ended if they had continued to serve as directors of Brush Wellman. See "1. Election of Directors" above. The Board of Directors of Brush Engineered Materials will have the same committees as the Board of Directors of Brush Wellman. Following the reorganization, Brush Engineered Materials' executive offices will be located at the same address as Brush Wellman's current executive offices. It is anticipated that members of the committees of the Board of Directors of Brush Engineered Materials will be as follows:

         - Audit Committee -- Dr. Charles F. Brush, III, David L. Burner, William P. Madar, William R. Robertson and John Sherwin, Jr.;

         - Governance Committee -- Albert C. Bersticker, David H. Hoag, Joseph P. Keithley and William P. Madar; and

         -        Organization and Compensation Committee -- Albert C.
                  Bersticker, Dr. Charles F. Brush, III, David L. Burner, David
                  H. Hoag, Joseph P. Keithley, William P. Madar, William R. Robertson and John Sherwin, Jr.

         It is anticipated that, after the merger, the executive officers of Brush Engineered Materials will be as follows:

          Gordon D. Harnett           Chairman, President and Chief
                                       Executive Officer

          John D. Grampa              Vice President - Finance and Chief
                                       Financial Officer

          Daniel A. Skoch             Vice President - Administration and
                                       Human Resources

          Michael C. Hasychak         Vice President, Secretary and Treasurer

          William R. Seelbach         President - Alloy Products

         Other senior positions within the new holding company structure will be as follows:

          John J. Pallam              Vice President and General Counsel

          James P. Marrotte           Corporate Controller

          William M. Christoff        Assistant Treasurer - Taxes and
                                       Assistant Secretary

          Gary W. Schiavoni           Assistant Treasurer


                  INITIAL FUNDING OF BRUSH ENGINEERED MATERIALS

         Brush Engineered Materials is not expected to have any significant direct expenses. Future dividends will be paid by Brush Engineered Materials rather than Brush Wellman. Brush Engineered Materials' ability to pay future dividends will be dependent on the ability of its various subsidiaries to make cash distributions to Brush Engineered Materials and initially will be substantially the same as the current capacity of Brush Wellman to pay dividends.

             FEDERAL AND OHIO INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary of the material United States federal and Ohio state income tax consequences of the merger to a shareholder that holds shares of Brush Wellman common stock as a capital asset at the effective time of the merger. The discussion is based on laws, regulations, rulings and decisions in effect on the date of this document, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all aspects of United States federal and Ohio state taxation that may be relevant to particular shareholders in light of their personal circumstances or to shareholders subject to special treatment under the Internal Revenue Code, including:

        -         banks;

        -         tax-exempt entities;

        -         insurance companies;

        -         dealers in securities or foreign currency;

         - shareholders who received their shares through the exercise of employee stock options or otherwise as compensation;

        -         shareholders who are not United States persons; and

         - shareholders who hold shares as a part of a hedge, straddle or conversion transaction.

In addition, the discussion does not address any local or foreign tax consequences of the merger.

         SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM.

  TAX OPINION

         In the opinion of Jones, Day, Reavis & Pogue, counsel to Brush Wellman, subject to the considerations described below under "Various Considerations with Respect to Opinion," the merger will be a tax-free reorganization under the Internal Revenue Code.

         Completion of the merger is conditioned upon counsel to Brush Wellman delivering a tax opinion at the time of the merger to the same effect and subject to substantially the same considerations.

  TAX CONSEQUENCES OF THE MERGER

         In accordance with the conclusion of Jones, Day, Reavis & Pogue's tax opinion that the merger will be a tax- free reorganization under the Internal Revenue Code, and subject to the considerations described below under "Various Considerations with Respect to Opinion," if the merger is carried out in accordance with the terms of the agreement and if, in the merger, all of the shares of Brush Wellman common stock that an individual shareholder owns are converted solely into shares of Brush Engineered Materials common stock:

         - no gain or loss will be recognized by a holder of Brush Wellman common stock as a result of the merger;

         - the aggregate tax basis of the shares of Brush Engineered Materials common stock received solely in exchange for shares of Brush Wellman common stock in the merger will be the same as the aggregate tax basis of the shares of Brush Wellman common stock surrendered for Brush Engineered Materials shares in the merger; and

         - the holding period for shares of Brush Engineered Materials common stock received solely in exchange for shares of Brush Wellman common stock in the merger will include the holding period of the shares of Brush Wellman common stock surrendered for Brush Engineered Materials shares in the merger.

  OHIO INCOME TAX CONSEQUENCES

         If all of the shares of Brush Wellman common stock that an individual shareholder owned prior to the merger are converted solely into shares of Brush Engineered Materials common stock in the merger, Jones, Day, Reavis & Pogue has advised Brush Wellman that the Ohio income tax consequences of the merger to the shareholder will be the same as the federal income tax consequences described above.

  VARIOUS CONSIDERATIONS WITH RESPECT TO OPINION

         Jones, Day, Reavis & Pogue's tax opinion is subject to various assumptions, limitations and qualifications. The opinion is based on current laws that may change, possibly with retroactive effect. In issuing its opinion, Jones, Day, Reavis & Pogue relied on various representations made by Brush Wellman and its management. We refer you to the full text of the Jones, Day, Reavis & Pogue's tax opinion. A copy of the opinion is filed as an exhibit to Brush Engineered Materials' S-4 registration statement filed with the Securities and Exchange Commission, of which this document forms a part. Opinions of counsel are not binding on the Internal Revenue Service or the Ohio Department of Taxation and do not preclude the Internal Revenue Service or the Ohio Department of Taxation from adopting contrary positions. In addition, if any of the representations or assumptions are inconsistent with the actual facts, the United States federal and Ohio state income tax consequences of the merger could be significantly and adversely affected.

  EXERCISE OF STATUTORY DISSENTERS' RIGHTS

         For a summary of statutory dissenter's rights, see "Dissenter's Rights" on page 29. If instead of having shares of Brush Wellman common stock converted in the merger into shares of Brush Engineered Materials common stock, a shareholder holding, directly and by attribution, less than 1% of the outstanding shares of Brush Wellman common stock dissents from the merger with respect to some or all of his common stock, any consideration the shareholder receives from Brush Wellman in exchange for these shares will generally be treated as proceeds from the "sale or exchange" of those shares. Any gain or loss such shareholder realizes as a result will generally be long-term capital gain or loss if the shareholder held the shares of Brush Wellman common stock with respect to which the shareholder exercised statutory dissenter's rights for more than 12 months at the effective time of the merger.

  BACKUP WITHHOLDING

         If a shareholder exercises statutory dissenter's rights, so that the merger represents a taxable transaction with respect to the shareholder, the shareholder may also be subject to backup withholding at the rate of 31% on the amount of any cash that the shareholder receives as a result of exercising dissenters' rights in the merger. Generally, backup withholding applies only when a taxpayer fails to furnish a proper taxpayer identification number or certify, under penalties of perjury, that the shareholder is not subject to backup withholding.

                              FINANCIAL STATEMENTS

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporates by reference the Consolidated Balance Sheets of us and our subsidiaries at December 31, 1998 and 1997 and the Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of us and our subsidiaries for the fiscal years ended December 31, 1998, 1997 and 1996 and the notes thereto. It also contains the financial statement schedule for the years ended 1998, 1997 and 1996. These financial statements, schedule and notes are incorporated in this document by reference.

         No pro forma consolidated financial statements of Brush Engineered Materials and its subsidiaries immediately following the consummation of the merger are included in this document because such financial statements would not reflect a material change from our consolidated financial statements immediately prior to the consummation of the merger.

              PRICE RANGE OF BRUSH WELLMAN COMMON STOCK; DIVIDENDS

         The following table sets forth the high and low sales prices for Brush Wellman common stock as reported by the New York Stock Exchange for each calendar quarter during 1998 and 1999 and for a portion of 2000.


                                                 COMMON STOCK               DIVIDENDS PAID
                                                 ------------               --------------
1998                                         HIGH             LOW              PER SHARE
----                                         ----             ---              ---------
First Quarter..........................     $28.50          $22.94              $0.12
Second Quarter.........................      29.69           19.13               0.12
Third Quarter..........................      22.75           13.81               0.12
Fourth Quarter.........................      17.49           11.94               0.12

1999

First Quarter..........................     $18.19          $13.94              $0.12
Second Quarter.........................      18.69           13.19               0.12
Third Quarter..........................      18.25           14.69               0.12
Fourth Quarter.........................      16.81           13.13               0.12

2000

First Quarter..........................   $___.__         $___.__                $0.12
    (through March  _, 2000)


         The last reported sale price of Brush Wellman common stock as reported by the New York Stock Exchange on January 31, 2000, the date immediately prior to the public announcement of the proposed merger, was

$16.00 per share. The last reported sale price of Brush Wellman common stock as reported by the New York Stock Exchange on ________ ___, 2000, the most recent practicable date prior to the printing of this document, was $_____ per share.

         We expect that Brush Engineered Materials will be able initially to at least maintain dividends at the rate presently paid by us ($0.12 per share annual rate). The foregoing is a forward-looking statement that is subject to a variety of factors that may materially affect actual results. Brush Engineered Materials has not declared any cash dividends and the payment of any such dividends will be a business decision of the Board of Directors of Brush Engineered Materials from time to time following the merger based upon the results of operations and financial condition of Brush Engineered Materials and its subsidiaries (including us) and such other business considerations that the Board of Directors of Brush Engineered Materials considers relevant.


         LISTING; BRUSH ENGINEERED MATERIALS COMMON STOCK TRADING MARKET

         The Brush Engineered Materials common stock will be freely transferable. It is expected that the Brush Engineered Materials common stock will be listed on the New York Stock Exchange. Although there can be no assurance that the New York Stock Exchange will accept the shares for trading, it is a condition to the merger that they be accepted.

                               DISSENTER'S RIGHTS

         Shareholders who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85. A shareholder will be entitled to this relief, however, only if the shareholder complies strictly with all of the procedural and other requirements of Section 1701.85. The following summary is not a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 and Section 1701.84 (which is referenced in Section 1701.85), which sections are attached to this document as Annex F.

         A shareholder who wishes to perfect rights as a dissenting shareholder in the event the merger is approved:

         - must have been a record holder of Brush Wellman common stock as to which that shareholder seeks relief on the record date for the Brush Wellman annual shareholders' meeting;

         - must not have voted the shareholder's shares of Brush Wellman common stock in favor of the adoption of the merger agreement; and

         - must deliver to Brush Wellman, not later than ten days after the annual meeting, a written demand for payment of the fair cash value of the shares of Brush Wellman common stock as to which that shareholder seeks relief. The written demand must state the shareholder's name, address, number of shares of Brush Wellman common stock as to which that shareholder seeks relief and the amount claimed as the fair cash value of those shares of stock.

         A vote against the adoption of the merger agreement will not satisfy the requirement of a written demand for payment. Any written demand for payment should be mailed or delivered to:

                           Brush Wellman Inc.
                           17876 St. Clair Avenue
                           Cleveland, Ohio  44110
                           Attn: Corporate Secretary

Because the written demand must be delivered to Brush Wellman within the ten-day period following the annual meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that the shareholder has made a timely delivery. This document and accompanying notice of the annual meeting will constitute the only notice of the adoption of the merger agreement.

         If Brush Wellman sends the dissenting shareholder, at the address specified in the demand, a request for the certificate(s) representing the shareholder's shares, the dissenting shareholder must deliver the certificate(s) to Brush Wellman within 15 days of the sending of Brush Wellman's request. Brush Wellman may endorse the certificate(s) with a legend to the effect that the shareholder has demanded fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder's rights as a dissenting shareholder. Brush Wellman must notify the shareholder of its election to terminate the shareholder's rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

         Unless the dissenting shareholder and Brush Wellman agree on the fair cash value per share of Brush Wellman common stock, the shareholder may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of Brush Wellman common stock, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. Fair cash value:

         -        will be determined as of the day prior to the annual meeting;

         - will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy;

         - will not exceed the amount specified in the shareholder's written demand; and

         - will exclude any appreciation or depreciation in market value resulting from the merger.

The court will make a finding as to the fair cash value of a share of Brush Wellman common stock and render judgment against Brush Wellman for its payment with interest at a rate and from a date the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

         The rights of any dissenting shareholder will terminate if:

         - the dissenting shareholder has not complied with Section 1701.85, unless Brush Wellman, by its Board of Directors, waives such failure;

         - Brush Wellman abandons or is finally enjoined or prevented from carrying out, or the shareholders of Brush Wellman rescind their adoption of, the merger agreement;

         - the dissenting shareholder withdraws his or her written demand, with the consent of Brush Wellman, by its Board of Directors; or

         - Brush Wellman and the dissenting shareholder have not agreed upon the fair cash value per share of Brush Wellman common stock and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of Brush Wellman common stock.

         For a discussion of the tax consequences to a shareholder who exercises dissenters' rights, see "Federal and Ohio Income Tax Consequences" on page 26.

         Because a proxy card that does not contain voting instructions will be voted for adoption of the merger agreement, a shareholder who wishes to exercise dissenters' rights must either:

         -        not sign and return his or her proxy card; or

         - if the shareholder signs and returns the shareholder's proxy card, check the appropriate box on the proxy card to either vote against or to abstain from voting on the adoption of the merger agreement.

         [Under the terms of Brush Wellman Inc. Savings and Investment Plan, participants do not have the right to instruct the Trustee to exercise dissenters' rights with respect to the shares attributable to their accounts.]

             DESCRIPTION OF BRUSH ENGINEERED MATERIALS COMMON STOCK

         Upon consummation of the merger, the outstanding shares of Brush Wellman common stock (other than shares with respect to which the holder has asserted statutory dissenters' rights) will be converted into outstanding shares of Brush Engineered Materials common stock. The rights of holders of Brush Wellman common stock are governed by Ohio law and the articles of incorporation and the code of regulations of Brush Wellman. Following the merger, the rights of the holders of Brush Engineered Materials common stock also will be governed by Ohio law, and by Brush Engineered Materials' articles of incorporation and Brush Engineered Materials' code of regulations. Copies of the Brush Engineered Materials' articles of incorporation and code of regulations are attached hereto as Annex B and Annex C, respectively. Brush Engineered Materials will enter into a Rights Agreement substantially similar to Brush Wellman's existing Rights Agreement. For your convenience, a summary of the Brush Engineered Materials Rights Agreement is contained in Annex G.

         Brush Engineered Materials' articles of incorporation differ from Brush Wellman's articles of incorporation as a result of statutory revisions. In particular,

         - Ohio law has recently been changed to eliminate the requirement of a "purpose" clause in a corporation's articles of incorporation. Brush Engineered Materials' articles of incorporation do not contain a purpose clause. Under Ohio law, that means Brush Engineered Materials may engage in any activity that does not require special regulatory powers;

         - Ohio law has recently expanded the power of directors to fix the terms of shares of stock from unissued classes or series of classes. Brush Engineered Materials' articles of incorporation permit its Board of Directors to fix all of the terms, including voting power, of unissued shares of its preferred stock;

         - Brush Engineered Materials has more authorized shares of common stock. See "Capitalization of Brush Engineered Materials" on page 24.

         -        Brush Engineered Materials common stock has no par value; and

         - Brush Engineered Materials' articles of incorporation permit amendments to the articles of incorporation by its Board of Directors to the extent permitted by Ohio law.

Except as otherwise described above, the Brush Engineered Materials' articles of incorporation are identical in all material respects to Brush Wellman's articles of incorporation.

         Brush Engineered Materials' code of regulations differ from Brush Wellman's code of regulations. In particular, Brush Engineered Materials' code of regulations:

         - contain procedures regulating director nominations and vacancies;

         - contain procedures regulating shareholder proposals and shareholder meeting agendas;

         - permit the dissemination of electronic notices to shareholders;

         - provides flexibility in scheduling annual shareholder meetings; and

         - in accordance with recent changes in Ohio law, permit the Board of Directors to create committees of the board with as few as one member.

         Except as otherwise described above, the Brush Engineered Materials' code of regulations are identical in all material respects to Brush Wellman's code of regulations.

                       DESCRIPTION OF THE PREFERRED STOCK

         Brush Engineered Materials' articles of incorporation authorizes 5,000,000 shares of preferred stock. No shares of preferred stock are currently issued and outstanding. The preferred stock will have voting rights only as determined by the Board of Directors prior to issuance of any series of preferred stock.

         The Board of Directors of Brush Engineered Materials may issue one or more series of preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions as permitted by the Brush Engineered Materials' articles of incorporation and as the board fixes by resolution, including:

        -         dividend rights;

        -         redemption prices and conditions;

        -         sinking fund provisions;

        -         voting rights;

        -         liquidation preferences; and

        -         conversion rights.

You will have no preemptive rights to participate in any issuance of preferred stock.

         The Board of Directors of Brush Engineered Materials believes that the preferred stock will provide flexibility for future financings and acquisitions. Although there currently are no plans to issue preferred stock, it is contemplated that from time to time Brush Engineered Materials may consider transactions involving the issuance of preferred stock. Because the Brush Engineered Materials' articles of incorporation give the board flexibility in determining the terms of the preferred stock, the board will be able to issue preferred stock with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

         Although the Board of Directors of Brush Engineered Materials has no present intention of issuing any preferred stock, the ability of the board to issue the preferred stock could enable the board to render more difficult or discourage an attempt by another person or entity to obtain control of Brush Engineered Materials. The preferred stock could be issued by the board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the preferred stock were convertible into Brush Engineered Materials common stock, of a party attempting to obtain control of Brush Engineered Materials. The authorization of preferred stock is not being proposed in response to any known effort to acquire control of Brush Engineered Materials. The Brush Engineered Materials' articles of incorporation contain the same provisions specifying special voting requirements for certain business combinations as do Brush Wellman's articles of incorporation, which provisions also may have the effect of rendering more difficult or discouraging an attempt by another person to obtain control of Brush Engineered Materials.

                          REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Brush Engineered Materials common stock will be National City Bank, Cleveland, Ohio which currently acts in such capacity for us.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement of Brush Wellman Inc., which is referred to and made part of the prospectus and registration statement. Our financial statements and schedule are included or incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Brush Engineered Materials common stock will be passed upon for us and Brush Engineered Materials by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                     3. APPOINTMENT OF INDEPENDENT AUDITORS

         A proposal will be presented at the annual meeting to ratify the appointment of the firm of Ernst & Young as independent auditors to examine Brush Wellman's and Brush Engineered Materials' books of account and other records for the fiscal year ending December 31, 2000. Representatives of Ernst & Young are expected to be present at the annual meeting. Its representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although this ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. While not binding on the Board of Directors, your failure to ratify the appointment of Ernst & Young as Brush Wellman's and Brush Engineered Materials' independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young. Ratification requires the affirmative vote of the majority of Brush Wellman common stock present or represented, and entitled to vote on the matter at the annual meeting, taken together as a single class. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS BRUSH WELLMAN'S AND BRUSH ENGINEERED MATERIALS' INDEPENDENT AUDITORS.

                              SHAREHOLDER PROPOSALS

         We must receive by November ___, 2000, any proposal of a shareholder intended to be presented at the 2001 annual meeting of Brush Engineered Materials shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2001 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 annual meeting must be received by us by January ___, 2001 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. Our proxy related to the 2001 annual meeting of Brush Engineered Materials will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 received by us after January ___, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

         Brush Wellman files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Securities and Exchange Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         Brush Engineered Materials has filed with the Securities and Exchange Commission an S-4 registration statement with respect to the Brush Engineered Materials common stock to be issued to holders of Brush Wellman common stock under the merger agreement. This document constitutes the prospectus of Brush Engineered Materials that is filed as part of the registration statement. Other parts of the registration statement are omitted from this document in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

         The Securities and Exchange Commission permits us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission by Brush Wellman. The following documents are incorporated by reference into this document:

         - Brush Wellman's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         - Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended April 2, 1999;

         - Brush Wellman's Proxy Statement relating to its Annual Meeting of shareholders on May 4, 1999;

         - Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1999; and

         - Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999.

         WE ARE ALSO INCORPORATING BY REFERENCE ADDITIONAL DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION BETWEEN THE DATE OF THIS DOCUMENT AND THE DATE OF THE ANNUAL MEETING.

         If you are a shareholder, you can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated an exhibit by reference in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address or telephone number:

                            Brush Wellman Inc.
                            17876 St. Clair Avenue
                            Cleveland, Ohio  44110
                            Tel:  216-383-6823
                            Attn: Corporate Secretary

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY APRIL 25, 2000 IN ORDER TO RECEIVE THEM BEFORE THE ANNUAL MEETING.

         You should rely only on the information contained or incorporated by reference in this document as being information authorized by us. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March ___, 2000. You should not assume that the information contained in this document is accurate as of any date other than such date and neither the mailing of this document to you nor the issuance of the Brush Engineered Materials common stock in the merger shall create any implication to the contrary. This document does not constitute an offer to sell or the solicitation of an offer to buy to anyone in any jurisdiction where the solicitation or offer is not authorized or the person making the offer or solicitation is not qualified to do so. Further, this document does not constitute an offer or solicitation to anyone to whom it is unlawful to make such offer or solicitation.

                                  OTHER MATTERS

         We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors.

                                                       BRUSH WELLMAN INC.


                                                       MICHAEL C. HASYCHAK
                                                       Secretary


Cleveland, Ohio
March  __, 2000

                                                                         ANNEX A


                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (this "AGREEMENT"), dated as of __________ __, 2000, is made by and among BRUSH MERGER CO., an Ohio corporation ("MERGER CO."), BRUSH WELLMAN INC., an Ohio corporation ("BRUSH"), and BRUSH ENGINEERED MATERIALS INC., an Ohio corporation ("HOLDING COMPANY").

                                    RECITALS

                  WHEREAS, Merger Co. is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Merger Co. consists of 100 common shares, without par value, 100 shares of which are issued and outstanding and held by Holding Company, and no shares of which are held in Merger Co.'s treasury;

                  WHEREAS, Brush is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Brush consists of 45,000,000 common shares, $1.00 par value (the "COMMON SHARES"), [__________] shares of which are issued and outstanding, and [6,000,000] shares of which are held in Brush's treasury.

                  WHEREAS, Holding Company is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Holding Company consists of 60,000,000 common shares, without par value (the "HOLDING COMMON SHARES"), and 5,000,000 preferred shares, without par value (the "PREFERRED SHARES"), 100 of which Holding Common Shares have been issued.

                  WHEREAS, Brush and Merger Co. desire to effect a merger whereby Merger Co. will merge with and into Brush (the "MERGER"), with Brush to be the surviving corporation;

                  WHEREAS, the respective boards of directors of Merger Co., Holding Company and Brush have adopted resolutions approving this Agreement, the execution and delivery of this Agreement and the transactions contemplated hereby, and have determined that it is advisable that Merger Co. be merged with and into Brush, pursuant to and in accordance with the applicable laws of the State of Ohio and otherwise upon the terms and conditions set forth herein;

                  WHEREAS, the board of directors of Holding Company has adopted resolutions approving the conversion of shares of Brush into Holding Common Shares;

                  NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter contained, the parties do hereby covenant and agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                   THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), and in accordance with the terms and conditions of Ohio Revised Code section 1701.78, Merger Co. shall be merged with and into Brush. At the Effective Time, the separate corporate existence of Merger Co. shall cease, and Brush shall continue its existence as the surviving corporation under the laws of the State of Ohio (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Brush Wellman Inc.

                  1.2 EFFECTIVE TIME. Upon the satisfaction of the conditions set forth in Article VI of this Agreement, a certificate of merger shall be duly executed by each of Merger Co. and Brush and filed with the Secretary of State of Ohio pursuant to Ohio Revised Code section 1701.81. The Merger shall become effective upon such filing in accordance with the provisions of Ohio Revised Code section 1701.81 (the "EFFECTIVE TIME").

                  1.3 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the effects of the Merger shall occur as provided in Ohio Revised Code section 1701.82. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the name, identity, existence, rights, privileges, powers, franchises, properties and assets of Brush shall continue unaffected and unimpaired, and the separate existence of Merger Co. shall cease and all of the rights, privileges, powers, franchises, properties and assets of Merger Co. shall be vested in Brush.


                                   ARTICLE II
                            THE SURVIVING CORPORATION

                  2.1 ARTICLES OF INCORPORATION. The Third Amended and Restated Articles of Incorporation of the Surviving Corporation, effective as of the Effective Time, will be as set forth as EXHIBIT I; and shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

                  2.2 CODE OF REGULATIONS. The Amended and Restated Code of Regulations of the Surviving Corporation, effective as of the Effective Time, will be as set forth as EXHIBIT II; and shall be the Code of Regulations of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

                  2.3 DIRECTORS OF SURVIVING CORPORATION. Each person who is a director of Merger Co. immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

                  2.4 OFFICERS OF SURVIVING CORPORATION. The officers of Brush immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

                  2.5 DIVIDENDS. Holding Company and Merger Co. hereby consent to any declaration by Brush prior to the Effective Time of any cash dividends payable to shareholders of Brush who are such as of any date prior to the Effective Time which is selected as the record date for such cash dividend. If the payment date for such cash dividend is prior to the Effective Time, Holding Company and Merger Co. hereby consent to the payment by Brush of such cash dividend. If the payment date for such cash dividend is after the Effective Time, then Brush, as the Surviving Corporation, shall be and remain responsible for the payment of any such cash dividend, and Holding Company shall cause Brush, as the Surviving Corporation, to pay such cash dividend to the record date shareholders entitled thereto.

                                   ARTICLE III
                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

                  3.1      CONVERSION OF SHARES.  At the Effective Time:

                  (a) Each common share of Merger Co. issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one common share of the Surviving Corporation.

                  (b) Each Common Share of Brush issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one Holding Common Share.

                  (c) Each Holding Common Share issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and the holder thereof shall become entitled to receipt of an amount equal to the initial subscription price paid therefor.

                  3.2 SHARE CERTIFICATES. Each share certificate, which immediately prior to the Effective Time represented an outstanding common share of Merger Co., shall represent a common share of the Surviving Corporation. After the Effective Time, each share certificate representing an outstanding Common Share shall represent the same number of Holding Common Shares. From and after the Effective Time, the holders of certificates for Common Shares shall cease to have any rights as shareholders of Brush (except such rights, if any, as they may have as dissenting shareholders), and, except as aforesaid, their sole rights shall pertain to the Holding Common Shares into which their Common Shares shall have been converted by the Merger.

                  3.3 DISSENTING BRUSH SHAREHOLDERS. Each holder of one or more Common Shares who shall have been a record holder of such shares as of the date fixed for the determination of shareholders entitled to notice of the Annual Meeting and who shall have delivered to Brush, not later then ten days after the date on which the vote on this Agreement was taken at the Annual Meeting, a written demand for payment to such holder of the fair cash value of such shares in compliance with Ohio Revised Code section 1701.85, and whose such shares shall not have been voted in favor of adoption of this Agreement, shall cease to have any of the rights of a shareholder in respect of such shares except the right to be paid the fair cash value of such shares and any other rights bestowed under Ohio Revised Code sections 1701.84 and 1701.85. However, any such shareholder who shall validly withdraw such shareholder's written demand for payment of the fair cash value of such shares pursuant to Ohio Revised Code sections 1701.84 and 1701.85 will thereupon be reinstated to all such shareholder's rights as a shareholder in respect of such shares as of the date of delivery of such shareholder's written demand to Brush, subject to the provisions of Section 3.1 of this Agreement, and will be entitled to receive the Holding Common Shares into which such shareholder's Common Shares were converted as of the Effective Time pursuant hereto.

                  3.4 TRANSFERS. The stock transfer books of Brush shall be closed at the close of business on the business day immediately preceding the Effective Time and the holders of record of Common Shares as of the Effective Time shall be the shareholders entitled to conversion of their Common Shares into Holding Common Shares as provided in this Agreement. In the event of a transfer of ownership of any such Common Shares which transfer is not registered in the stock transfer records of Brush, the Holding Common Shares may be issued to a transferee if the certificate representing such Common Shares is accompanied upon surrender by all documents required to evidence and effect such transfer and payment of any applicable stock transfer taxes.

                                   ARTICLE IV
                               CERTAIN AGREEMENTS

                  4.1 REGISTRATION OF HOLDING COMPANY SHARES. At or prior to the Effective Time, Holding Company shall register under the Securities Act of 1933, as amended, the maximum number of Holding Common Shares required to be exchanged for Common Shares pursuant to this Agreement.

                  [TO BE COMPLETED.] [4.2 STOCK PLANS. At or prior to the Effective Time, Holding Company shall assume [Brush's _____________________ Plan (the "[_____]")] and [_____________________ Plan] (together with the [___], the
"STOCK PLANS") with amendments thereto as deemed appropriate by the respective Boards of Directors of Brush and Holding Company, including all obligations associated with any valid options ("OPTIONS") to purchase or right to receive under restricted stock awards Common Shares under the Stock Plans. Thereafter, each such Option to purchase Common Shares shall be the valid and enforceable option to purchase such number of Holding Common Shares (instead of Common Shares) at a purchase price per Holding Common Share equal to the purchase price per Common Share. Except as set forth above, each such Option shall be on the same terms and conditions and have the same provisions which are contained therein immediately prior to the Effective Time.]

                  4.3 ELECTION OF DIRECTORS. The sole shareholder of Holding Company, shall, subsequent to the adoption and approval of this Agreement as provided in Section 6.1, but prior to the Effective Time, duly convene a meeting of the sole shareholder of Holding Company (or act by written consent of such shareholder in lieu of a meeting) and shall take or cause to be taken all action necessary, in accordance with the Regulations of Holding Company and the Ohio Revised Code, to install as directors of Holding Company all persons who are named as directors and as nominees for director of Brush in the proxy statement used by the directors of Brush to solicit proxies for use at the 2000 Annual Meeting of shareholders for the terms such directors are currently serving or are nominated to serve for, as specified in such proxy statement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  5.1 MERGER CO. Merger Co. represents and warrants to Brush and to Holding Company as follows:

                  (a) Merger Co. is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. Merger Co. has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Merger Co. has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Merger Co., enforceable in accordance with its terms.

                  (b) Merger Co. does not own any property or assets and does not conduct any business.

                  (c) The entire authorized capital stock of Merger Co. consists of 100 shares of common stock, with no par value per share. As of the date of this Agreement and as of the Effective Time, (i) 100 common shares of Merger Co. are and will be issued and outstanding, all of which shares are owned of record by Holding Company, and (ii) no common shares of Merger Co. are or will be held in treasury.

                  5.2 HOLDING COMPANY. Holding Company represents and warrants to Brush and to Merger Co. as follows:

                  (a) Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Holding Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Holding Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Holding Company, enforceable in accordance with its terms.

                  (b) Holding Company does not own any property or assets other than the common shares of Merger Co. and does not conduct any business.

                  (c) Holding Company is the sole beneficial owner of 100 common shares of Merger Co.

                  (d) The entire authorized capital stock of Holding Company is 60,000,000 Holding Common Shares and 5,000,000 Preferred Shares. As of the date of this Agreement, and as of immediately prior to the Effective Time, (i) 100 Holding Common Shares and no Preferred Shares are or will be outstanding and (ii) no Holding Common Shares and no Preferred Shares are held in treasury.

                  5.3 BRUSH. Brush represents and warrants to Holding Company and to Merger Co. as follows:

                  Brush has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Brush has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Brush, enforceable in accordance with its terms.

                                   ARTICLE VI
                              CONDITIONS TO MERGER

                  The consummation of the Merger is subject to the satisfaction, in the sole judgment of the Board of Directors of Brush, of the following conditions prior to the Effective Time:

                  6.1 SHAREHOLDER APPROVAL. This Agreement shall have received the approval of a majority of the issued and outstanding Common Shares entitled to vote.

                  6.2 PERFORMANCE OF AGREEMENTS. Merger Co. and Holding Company shall have performed all their respective obligations and agreements required by this Agreement to be performed by them at or prior to the Effective Time.

                  6.3 TAX MATTERS. Brush shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Brush, as to such matters relating to the tax consequences of the transactions contemplated by this Agreement as the Board of Directors of Brush may deem advisable including, without limitation, an opinion of such counsel to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code.

                  6.4 OPINION OF COUNSEL. Brush shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Brush, to the effect that:

                           (a) each of Merger Co. and Holding Company is a
                  corporation duly formed, validly existing and in good standing under the laws of the State of Ohio;

                           (b) Brush is a corporation validly existing and in
                  good standing under the laws of the State of Ohio;

                           (c) this Agreement has been duly authorized, executed
                  and delivered by, and is a valid and binding agreement or obligation of, each of Brush, Merger Co. and Holding Company;

                           (d) neither the execution and delivery of this
                  Agreement nor the performance by Brush, Merger Co., or Holding Company, respectively, of any of its obligations hereunder will conflict with such company's articles of incorporation or code of regulations;

                           (e) the Holding Common Shares required to be issued
                  and delivered by Holding Company upon the Merger are duly authorized and will, when issued as contemplated in this Agreement, be validly issued, fully paid and nonassessable.

                  6.5 DISSENTING SHARES. Brush shall not have received notice from the holder or holders of more than 10% of the outstanding Common Shares, in the aggregate, that such holder or holders have exercised or intend to exercise its or their dissenters' rights under Section 1701.85 of the Ohio Revised Code and the time for the holders of Common Shares to give such notice shall have expired.

                  6.6 MISCELLANEOUS APPROVALS. Brush, Merger Co. and Holding Company, as appropriate, shall have received all orders, consents and approvals, governmental or otherwise, which in the opinion of Brush, are required by law or advisable to the consummation of the Merger, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

                  6.7 NO PROHIBITION. None of Brush, Merger Co. or Holding Company shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement or that would make the consummation of the Merger by Brush, Merger Co. or Holding Company illegal.

                  6.8 STEPS TO EFFECT MERGER. Upon the satisfaction or waiver by Brush of each of the conditions set forth in this Article VI, the officers of each of Brush, Merger Co. and Holding Company shall take all steps necessary in order to make effective the Merger as provided herein.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  7.2 HEADINGS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated.

                  7.3 COMPLETE AGREEMENT. This Agreement contains the complete agreement among the parties hereto with respect to the Merger and supersedes all prior agreements and understandings with respect to the Merger.

                  7.4 BINDING EFFECTS; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  7.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.

                  7.6 AMENDMENT, DEFERRAL AND ABANDONMENT. (a) The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in writing at any time prior or subsequent to the adoption and approval of the Agreement by the shareholders of Brush and prior to the Effective Time; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall affect the rights of the respective shareholders of the parties hereto in a manner which is materially adverse to such shareholders in the judgment of the respective Boards of Directors of the parties hereto.

                  (b) Notwithstanding the adoption and approval of this Agreement by the shareholders of Brush, Holding Company or Merger Co., consummation of the transactions provided for herein may be deferred by the Board of Directors of Brush at any time prior to the Effective Time, if such Board of Directors determines that such deferral would be in the best interests of Brush or its shareholders.

                  (c) Notwithstanding the adoption and approval of this Agreement by the shareholders of Brush, this Agreement may be terminated, and the Merger and other transactions provided for herein may be abandoned, by the Board of Directors of Brush at any time prior to the Effective Time if such Board of Directors determines that such abandonment would be in the best interests of Brush or its shareholders. In such event, this Agreement shall forthwith be wholly void and of no effect and there shall be no liability with respect to this Agreement on the part of any party hereto or any of their respective directors, officers, employees or shareholders.

                  IN WITNESS WHEREOF, each of Merger Co., Brush and Holding Company have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

                                       BRUSH MERGER CO.


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:


                                       BRUSH WELLMAN INC.


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:


                                       BRUSH ENGINEERED MATERIALS INC.


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT I
                                    ---------

                           TO THE AGREEMENT OF MERGER
                           --------------------------

              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               BRUSH WELLMAN INC.


         FIRST: The name of the corporation will be Brush Wellman Inc. (the "Corporation").

         SECOND: The place in Ohio where its principal office is to be located is Cleveland, Cuyahoga County, Ohio.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.98, inclusive, of the Ohio General Corporation Law.

         FOURTH: The number of shares that the corporation is authorized to have outstanding is 100 shares of common stock, no par value per share.

         FIFTH: The Corporation will commence business without any allocation to stated capital.

         SEVENTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

         EIGHTH: Notwithstanding any provision of the Ohio General Corporation Law now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

         NINTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

                                   EXHIBIT II
                                   ----------

                           TO THE AGREEMENT OF MERGER
                           --------------------------


                        AMENDED AND RESTATED REGULATIONS

                                       OF

                               BRUSH WELLMAN INC.


                                    ARTICLE 1

                             SHAREHOLDERS' MEETINGS


         SECTION 1.  ANNUAL MEETING.

         The annual meeting of shareholders shall be held at 11:00 a.m., or at such other hour as may be designated in the notice of said meeting, on the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

         SECTION 2.  SPECIAL MEETINGS.

         Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii) the person or persons who hold not less than fifty percent of all shares outstanding and entitled to be voted at said meeting.

         Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

         SECTION 3.  PLACE OF MEETINGS.

         Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         SECTION 4.  NOTICE OF MEETINGS.

         Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         SECTION 5.  SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE.

         If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

         SECTION 6.  INSPECTORS OF ELECTION; LIST OF SHAREHOLDERS.

         Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

         At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

         SECTION 7.  QUORUM.

         To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

         The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.

         SECTION 8.  VOTING.

         In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. An abstention shall not represent a vote cast.

         Cumulative voting in the election of Directors shall be permitted in accordance with the Ohio General Corporation Law.

         SECTION 9.  REPORTS TO SHAREHOLDERS.

         At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by the Ohio General Corporation Law.

         SECTION 10.  ACTION WITHOUT A MEETING.

         Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

         SECTION 11.  CHAIRMAN OF MEETING.

         The chairman of any meeting of shareholders shall be the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1.  ELECTION, NUMBER AND TERM OF OFFICE.

         The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

         The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

         SECTION 2.  MEETINGS.

         Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

         Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.

         SECTION 3.  QUORUM AND VOTING.

         A majority of the number of Directors then in office (but in no event more than two) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.

         SECTION 4.  ACTION WITHOUT A MEETING.

         Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         SECTION 5.  COMMITTEES.

         The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

         Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1.  OFFICERS.

         The Corporation may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

         SECTION 2.  AUTHORITY AND DUTIES OF OFFICERS.

         The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

                          INDEMNIFICATION AND INSURANCE

         SECTION 1.  INDEMNIFICATION.

         The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the Board of Directors, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 2.  INSURANCE.

         The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         SECTION 3.  AGREEMENTS.

         The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these Regulations or law to indemnify any such person.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 1.  TRANSFER AND REGISTRATION OF CERTIFICATES.

         The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

         SECTION 2.  SUBSTITUTED CERTIFICATES.

         Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         SECTION 3.  VOTING OF SHARES HELD BY THE CORPORATION.

         Unless otherwise ordered by the Directors, any officer or assistant officer of the Corporation, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

         SECTION 4.  AMENDMENTS.

         These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                         ANNEX B
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         BRUSH ENGINEERED MATERIALS INC.


                                    ARTICLE I

         The name of the Corporation shall be Brush Engineered Materials Inc. (the "Corporation").


                                   ARTICLE II

         The place in the State of Ohio where the Corporation's principal office is to be located is the City of Cleveland, Cuyahoga County.


                                   ARTICLE III

A.       AUTHORIZED CAPITAL STOCK.

         The total number of shares of capital stock which the Corporation shall have authority to issue is 65,000,000, of which (a) 5,000,000 shares shall be preferred stock, no par value ("Preferred Stock"), and (b) 60,000,000 shares shall be common stock, no par value ("Common Stock").

B.       PREFERRED STOCK.

         The Board of Directors of the Corporation (the "Board") shall have authority to issue Preferred Stock from time to time in one or more classes or series. The express terms of shares of a different series of any particular class shall be identical except for such variations as may be permitted by law. Unless this provision is expressly modified by a Preferred Stock Designation (as hereinafter defined) in accordance with then-applicable law, the holders of Preferred Stock will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each share of Preferred Stock held of record by such holder as of the record date for such meeting.


                                   DIVISION A
                        SERIAL PREFERRED STOCK, SERIES A

         SECTION 1. There is established hereby a series of Serial Preferred Stock that shall be designated, "Serial Preferred Stock, Series A" (hereinafter sometimes called this "Series" or the "Series A Preferred Shares") and that shall have the terms set forth in this Division A.

         SECTION 2. The number of shares of this Series shall be 450,000.

         SECTION 3. (a) The holders of record of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board in accordance with the terms hereof; out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction of a Series A Preferred Share in an amount per share (rounded to the nearest cent) equal to the lesser of (i) $1.50 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Board may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

         SECTION 4. (a) The Series A Preferred Shares shall be redeemable from time to time at the option of the Board, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of , 2000, between the Corporation and National City Bank, N.A. (the "Rights Agreement"), as the same may from time to time be amended in accordance with its terms, which Purchase Price is $110 as of , 2000, subject to adjustment from time to time as provided in the Rights Agreement (the "Series A Redemption Price"). Copies of the Rights Agreement are available from the Company upon request. In the event that fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board.

                  (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Series A Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate Series A Redemption Price of the Series A Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the Series A Preferred Shares so to be redeemed, upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit, such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest.

                  (c) Any shares of Series A Preferred Shares which are redeemed by the Corporation pursuant to the provisions of this Section 4 shall be cancelled and not reissued.

         SECTION 5. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Preferred Shares, unless, prior thereto, the holders of Series A Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms, which Purchase Price is $110 as of , 2000, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preferences").

                  (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Series A Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

                  (c) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph
(a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this Section 5.

         SECTION 6. The Series A Preferred Shares shall not be convertible into Common Stock.


                                   ARTICLE IV

         The Board shall be authorized hereby to exercise all powers now or hereafter permitted by law providing rights to the Board to adopt amendments to these Amended and Restated Articles of Incorporation (i) to fix or change the express terms of any unissued or treasury shares of any class, including, without limiting the generality of the foregoing: division of such shares into series and the designation and authorized number of shares of each series; voting rights of such shares; dividend or distribution rate; dates of payment of dividends or distributions and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of the same series or any other class or series; all as may be established by resolution of the Board from time to time (collectively with the terms of the Preferred Stock, a "Preferred Stock Designation"), and (ii) to include within these Amended and Restated Articles of Incorporation such additional provisions, or amendments to any existing provisions, as may hereafter be authorized by law.


                                    ARTICLE V

         The Corporation may from time to time, pursuant to authorization by the Board and without action by the shareholders, purchase or otherwise acquire capital stock of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board shall determine; subject, however, to such limitation or restriction, if any, as is contained in any Preferred Stock Designation at the time of such purchase or acquisition.


                                   ARTICLE VI

         Subject to Article VII of these Amended and Restated Articles of Incorporation and any Preferred Stock Designation, and notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Amended and Restated Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such classes. For purposes of these Amended and Restated Articles of Incorporation, "voting power of the Corporation" means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.


                                   ARTICLE VII

         SECTION 1. In addition to any affirmative vote required by law or these Amended and Restated Articles of Incorporation, any Related Party Transaction shall require the affirmative vote of not less than both a majority of the Corporation's outstanding Voting Stock and a majority of the portion of the Corporation's outstanding Voting Stock excluding the Voting Stock owned by the Related Party involved in the Related Party Transaction. In the event of any inconsistency between this Article VII and any other provision of these Amended and Restated Articles of Incorporation, this Article VII shall govern.

         SECTION 2. The provisions of Section 1 of this Article VII shall not be applicable to Related Party Transactions in which (a) the aggregate amount of the cash and the fair market value of consideration other than cash received per share by holders of outstanding shares of each class or series of Voting Stock of the Corporation who receive cash or other consideration in the Related Party Transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and other distributions) paid by the Related Party in acquiring any of its holdings of each class or series of such Voting Stock and (b) the form of consideration received by holders of shares of each class or series of such Voting Stock in cash or the same form of the consideration used by the Related Party to acquire the largest percentage of each class or series of such Voting Stock owned by the Related Party.

         SECTION 3. The provisions of Section 1 of this Article VII shall not be applicable to any Related Party Transaction expressly approved by a majority vote of the Continuing Directors of the Corporation.

         SECTION 4.  For the purpose of this Article VII:

                  (a) The term "Related Party Transaction" shall mean (i) any merger or consolidation of the Corporation or a Subsidiary with a Related Party, irrespective of which party, if either, is the surviving party, (ii) any sale, purchase, lease, exchange, transfer, or other transaction (or series of transactions) between the Corporation or a Subsidiary and a Related Party involving the acquisition or disposition of assets for consideration of $5,000,000 or more in value (except transactions in the ordinary course of business), (iii) the issuance or transfer of any securities of the Corporation or of a Subsidiary to a Related Party (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation), (iv) any reclassification of securities of the Corporation (including any reverse stock split) or any recapitalization or other transaction involving the Corporation or its Subsidiaries that would have the effect of increasing the voting power of a Related Party, except for any mandatory redemption required by the terms of outstanding securities, and (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in favor of which a Related Party votes its Voting Stock.

                  (b) The term "Related Party" shall mean (i) any individual, corporation, partnership, or other person, group or entity which, together with its Affiliates and Associates, is the beneficial owner often percent (10%) or more but less than ninety percent (90%) of the Voting Stock of the Corporation or (ii) any such Affiliate or Associate.

                  (c) A person shall be a "beneficial owner" of any shares of Voting Stock:

                  (1) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (2)      Which such person or any of its Affiliates or
                   Associates has

                           (i) the right to acquire (whether such right is
                  exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

                           (ii) the right to vote pursuant to any agreement,
                  arrangement or understanding; or

                  (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (d) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 1 2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of these Amended and Restated Articles of Incorporation.

                  (e) The term "consideration other than cash" as used in
Section 2(a) of this Article Seventh shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a merger or consolidation with a Related Party in which the Corporation is the surviving corporation.

                  (f) The term "Subsidiary" shall mean any Affiliate of the Corporation more than fifty percent (50%) of the outstanding securities of which representing the right, other than as affected by events of default, to vote for the election of directors is owned by the Corporation or by another Subsidiary (or both).

                  (g) The term "Voting Stock" shall mean all securities of the Corporation entitled to vote generally in the election of directors.

                  (h) The term "Continuing Director" shall mean a director who either (i) was a member of the Board immediately prior to the time that the Related Party involved in a Related Party Transaction became a Related Party, or
(ii) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

         SECTION 5. A majority of the Continuing Directors shall have the power and duty to determine conclusively for the purposes of this Article VII, on the basis of information known to them, (a) whether a person is a Related Party, (b) whether a person is an Affiliate or Associate of another, (c) whether a transaction between the Corporation or a Subsidiary and a Related Party involves the acquisition or disposition of assets for consideration of $5,000,000 or more in value, (d) the fair market value of consideration other than cash received by holders of Voting Stock in a Related Party Transaction, and (e) such other matters with respect to which a determination or interpretation is required under this Article VII.

         SECTION 6. Nothing contained in this Article VII shall be construed to relieve any Related Party from any fiduciary or other obligation imposed by law.

         SECTION 7. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, these Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Corporation's Voting Stock, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VII.


                                  ARTICLE VIII

         Except as may be provided in any Preferred Stock Designation, no holder of any shares of capital stock of the Corporation shall have any preemptive right to acquire any shares of unissued capital stock of any class or series, now or hereafter authorized, or any treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares of capital stock.


                                   ARTICLE IX

         Any and every statute of the State of Ohio hereafter enacted, (i) whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or (ii) whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, or (iii) whereby the authority of the directors to adopt amendments to the articles of incorporation without shareholder approval shall be expanded, will apply to the Corporation and will be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation in the office of the Secretary of State of Ohio.


                                    ARTICLE X

                  Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than 9 nor more than 18 as may be determined from time to time only (i) by a vote of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board, or (ii) by the affirmative vote of the holders of at least 50% of the voting power of the Corporation, voting together as a single class. The directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in size as possible and consisting of not less than three directors in each class, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001, the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002, and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.


                                   ARTICLE XI

         These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

                                                                         ANNEX C

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                         BRUSH ENGINEERED MATERIALS INC.



                              SHAREHOLDER MEETINGS

         1. TIME AND PLACE OF MEETINGS. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the "Chairman"), the President, the Secretary or any other individual entitled to give notice pursuant to Regulation
4. The time of the meeting shall be stated in the notice of meeting. The Board of Director may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

         2. ANNUAL MEETING. An annual meeting of the shareholders will be held at such time and place as may be designated pursuant to Regulation 1, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 9. If the annual meeting is not held or if the number of directors elected thereat is not sufficient to replace the directors whose terms expire at that meeting and to fill all other vacancies, directors may be elected at a special meeting called for the purpose of electing directors.

         3. SPECIAL MEETINGS. (a) Special meetings of shareholders may be called by the Chairman, by the President, by a Vice President, by a majority of the Board of Directors acting with or without a meeting or by any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted on any proposal to be submitted at the meeting to be called. Special meetings of the holders of shares that are entitled to call a special meeting by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended and Restated Code of Regulations, "Preferred Stock Designation" means the express terms of shares of any class or series of capital stock of the Corporation, whether now or hereafter issued, with rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares.

         (b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by registered mail to the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.

         4. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders called in accordance with these Regulations (including any postponed and rescheduled meeting), stating the time, place and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their refusal to give notice by the person or persons entitled to call the meeting under Regulation 3). Such notice will be given by personal delivery, by mail or by electronic medium not fewer than 7 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.



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



         5. INSPECTORS. Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.

         6. SHAREHOLDER LISTS. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

         7. QUORUM. To constitute a quorum at any meeting of shareholders, there shall be present, in person or by proxy, shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for with respect to a particular class or series of capital stock by the terms of any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Amended and Restated Code of Regulations, "voting power of the Corporation" means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

         8. VOTING. Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 9 will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.

         9. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Corporation as is designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, (i) by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting, (ii) by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon the presiding officer's determination that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting and (iii) by determining the circumstances in which and time at which any person may make a statement or ask questions at any meeting of shareholders.

         (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 9(c).

         (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting as provided for in this Amended and Restated Code of Regulations,
(ii) be entitled to vote at such meeting and (iii) have given timely written notice of the request to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 60 nor more than 90 calendar days prior to the annual meeting; PROVIDED, HOWEVER, that in the event public announcement of


                                      C-2

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the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made and (D) any material interest of the shareholder proposing such business and the beneficial owner, if other than the shareholder, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 9(c). For purposes of this Regulation 9(c) and Regulation 14, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation's stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 9(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

         10. REPORT TO SHAREHOLDERS. At the annual meeting, or at the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

         11. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.


                                    DIRECTORS

         12. FUNCTION. Except where the law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

         13. NUMBER, TERMS AND ELECTION OF DIRECTORS. (a) The directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the time for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of





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directors of any such class is changed in accordance with this Regulation 13.
The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board, provided that the number of directors of any class changed by a vote of a majority of the Whole Board shall not differ by more than one from the number of directors of such class as last fixed by the shareholders.

         (b) The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. At each annual meeting beginning in 2001, directors will be elected for a term of three years from the date of their election and until the election of their successors.

         (c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting. Cumulative voting in the election of directors shall be permitted as provided by statute. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.

         14. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled by (i) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, (ii) sole remaining director or (iii) the affirmative vote of the holders of a majority of the Voting Power of the Corporation, voting together as a single class, after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Amended and Restated Code of Regulations. Any director elected in accordance with this Regulation 14, any Preferred Stock Designation or applicable statute will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected.

         15. REMOVAL. Except as may otherwise be provided by any Preferred Stock Designation, all Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

         16. NOMINATIONS OF DIRECTORS; ELECTION. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 16 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

         (b) Nominations of persons for election as directors of the Corporation may be made only at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 16, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 16. All nominations by shareholders must be made to the Secretary in proper written form and must be timely.

         (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of a special meeting of the shareholders, at the time the meeting request is made in accordance with Regulation 3, or, in the case of an annual meeting, not fewer than 60 nor more than 90 calendar days prior to such annual meeting; PROVIDED, HOWEVER, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than one week before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

         (d) To be in proper written form, such shareholder's notice must set forth or include:

                  (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

                  (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

                  (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

                  (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

                  (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

                  (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.

         (e) The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 16, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 16, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 16.

         17. RESIGNATION. Any director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

         18. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.

         19. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, by the President, by a Vice President, by the Secretary or by any two directors. Notice of special meetings, stating the place, date and hour, shall be given to each director by whom such notice is not waived. Notice must be given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication not less than twenty- four hours before the designated hour for such meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.

         20. QUORUM AND VOTE. At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except as may be otherwise provided in any Preferred Stock Designation or by this Amended and Restated Code of Regulations, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.

         21. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         22. PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

         23. COMMITTEES. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 23 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.

         24. COMPENSATION. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for service on the Board of Directors and on committees of the Board of Directors, for attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.

         25. BYLAWS. The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations.


                                    OFFICERS

         26. GENERALLY. The Corporation may have a Chairman, elected by the directors from among their number, and shall have a President, who shall also be a director, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices, other than the office of President, Secretary and Treasurer, may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

         27. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

         28. COMPENSATION. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of the other officers and agents of the Corporation, or delegate the power to fix such compensation, to the Chief Executive Officer or any other officer of the Corporation.





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         29. SUCCESSION. The officers of the Corporation will hold office until their successors are elected pursuant to Regulation 26. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 26.


                                      STOCK

         30. TRANSFER AND REGISTRATION OF CERTIFICATES. The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

         31. SUBSTITUTED CERTIFICATES. Any person claiming a certificate for shares to have been lost, stolen or destroyed (i) shall make an affidavit or affirmation of that fact, (ii) shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the President or a Vice President and the Secretary or the Treasurer and (iii) shall, if required by the Board of Directors or a committee thereof or the officers named in this Regulation 31, advertise the fact that the certificate has been lost, stolen or destroyed, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         32. VOTING OF SHARES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the President, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations and owned by the Corporation.

         33. RECORD DATES AND OWNERS. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to designate an agent to act on behalf of the shareholders to call a special meeting of shareholders, or to take any other collective action on behalf of the shareholders, the Board of Directors may fix a record date, which will not be fewer than 7 nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, the date next preceding the day on which the meeting is held.

         (b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice of the claim or interest, except as expressly provided by applicable law.

                          INDEMNIFICATION AND INSURANCE

         34.      INDEMNIFICATION.

         (a) The Corporation shall indemnify, to the full extent then permitted by law, any director or officer or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

         (b) To the full extent then permitted by law, the Corporation may indemnify employees, agents and other persons and may pay expenses, including attorney's fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.






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         (c) The indemnification and payment of expenses provided by this
Regulation 34 shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         35. INSURANCE. The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 34 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         36. AGREEMENTS. The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons who the Corporation may indemnify under this Amended and Restated Code of Regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Amended and Restated Code of Regulations to indemnify any such person.


                                     GENERAL

         37. FISCAL YEAR. The fiscal year of the Corporation will end on the thirty-first day of December in each calendar year or such other date as may be fixed from time to time by the Board of Directors.

         38. SEAL. The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word "Seal" stamped across the center.

         39. AMENDMENTS. Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time by the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class.







                                      C-8

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                                                                         ANNEX D


[THE FOLLOWING ARE THE CURRENT ARTICLES OF INCORPORATION OF BRUSH WELLMAN INC.]

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               BRUSH WELLMAN INC.


                  FIRST: The name of the Corporation shall be Brush Wellman Inc.

                  SECOND: The place in the State of Ohio where its principal office is to be located is the City of Cleveland, Cuyahoga County.

                  THIRD: The purpose or purposes for which it is formed are:

                  1. To engage in, and exploit the results of; scientific research.

                  2. To acquire, own, lease, work and operate mines, and to deal in minerals, and to produce or cause to be produced products therefrom.

                  3. To manufacture, buy or otherwise acquire, own, mortgage, pledge, sell, assign, lease, license, or otherwise dispose of; import, export, trade and deal in and with goods, wares, merchandise, and personal property of every kind and description.

                  4. To secure, register, purchase, lease or otherwise acquire, hold, use, own, operate and introduce, and sell, assign, or otherwise dispose of; any trademarks, trade names, copyrights, patents, inventions, improvements and processes, whether used in connection with or secured under letters patent of the United States or elsewhere, or otherwise, and to use, exercise, develop and grant licenses in respect of; or otherwise turn to account any such trademarks, copyrights, patents, licenses, processes and the like, or any property or rights.

                  5. To acquire, own, hold, dispose of; and generally deal in bonds, debentures, notes, stocks, mortgages, choses in action and intangible property of every nature.

                  6. To purchase, lease, or otherwise acquire, own, improve, operate, lease, mortgage, sell, or otherwise dispose of; real property, and interests therein, and to construct, erect, equip, manufacture, occupy, conduct, manage, repair, improve, lease, mortgage, sell, or otherwise dispose of; fixtures, mills, residences, buildings, and structures of all kinds.

                  7. To carry on and transact any of the foregoing purposes as principal, agent or broker.

                  8. To the same extent and as fully as natural persons might lawfully or could do, to do all and every lawful act and thing and to enter into, make and perform contracts of every kind, without limitation as to amount, necessary, suitable or convenient and proper for the accomplishment of any of the purposes or the performance of any of the objects or incidental to any of the powers hereinbefore enumerated or which at any time shall appear conducive or expedient for the protection or benefit of the Corporation; the enumeration of specific powers not being a limitation or restriction in any manner of the general powers of the Corporation.

                  9. To do all or any of such acts or things and exercise any of such powers in the State of Ohio, other states, the District of Columbia, the territories, colonies, and possessions of the United States, and in any foreign countries, to comply with the requirements of laws of such other jurisdictions to enable it to do business therein, and to maintain such offices, branches or plants either within or without the State of Ohio as may be convenient.



                                      D-1

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                  FOURTH: The authorized number of shares of the Corporation is
50,000,000 consisting of 5,000,000 shares of Serial Preferred Stock, without par value, and 45,000,000 shares of Common Stock of the par value of $1 per share. All authorized but unissued shares of Common Stock of the Corporation shall be free from preemptive rights of shareholders to subscribe for and purchase any part thereof, and may be disposed of by the Board of Directors of the Corporation at any time or from time to time for such consideration not less than the par value thereof as may be fixed by the Board of Directors.


                                   DIVISION A
                   EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

                  SECTION 1. The Serial Preferred Stock may be issued form time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Section 2 to 8, both inclusive, of this Division A, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series, and with respect to each such series, prior to the issuance thereof, to fix:

                  (a) The designation of the series which may be by distinguishing number, letter or title.

                  (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c) The annual dividend rate of the series.

                  (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (h) Whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof; and all other terms and conditions upon which such conversion may be made.

                  (i) Restrictions (in addition to those set forth in Section 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

                  The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section 1.

                  SECTION 2. The holders of Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual


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dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

                  SECTION 3. In no event so long as any Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid n the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall y Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired, or otherwise acquired by the Corporation (except out of the proceeds of the sale of Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation subsequent to March 31, 1968):

                  (a) Unless all accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                  (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

                  SECTION 4. (a) Subject to the express terms of each series and to the provisions of Section 6(b) (iii) of this Division, the Corporation may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division, together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

                  (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed, upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit, such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise any unexpired privileges of conversion. In case less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

                  If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof; any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                  (c) Any shares of Serial Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any shares of Serial Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preferred Stock which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Serial Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Serial Preferred Stock without serial designation.

                  SECTION 5. (a) The holders of Serial Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders


                                      D-3

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of the Common Stock or any other shares ranking junior to the Serial Preferred
Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division plus in any such event an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                  After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.

                  SECTION 6. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of the holders of Serial Preferred Stock shall be made in the event of an increase or decrease in the number of shares of Common Stock authorized or issued or in the event of a stock split or combination of the Common Stock or in the event of a stock dividend on any class of stock payable solely in Common Stock.

                  If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for directors, shall thereafter be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified: provided, however, that the holders of shares of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of directors at which the holders of not less than 35% of the outstanding shares of Serial Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of directors and the terms of the directors elected by the holders of the Serial Preferred Stock shall automatically terminate, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                  In the event of default entitling the holders of Serial Preferred Stock to elect two directors as above specified, a special meeting of the shareholders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of; or may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required, and the holders of Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect directors, the holders of 35% of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum present, the holders of a majority of the shares so present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

                  The two directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other directors then in office or proposed to be elected otherwise than


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pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to such provisions.

                  (b) The affirmative vote or consent of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

                  (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, right or preferences of the holders of Serial Preferred Stock; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of; Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the amendment of the provisions of the Regulations so as to increase the number of directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Stock at the time outstanding, only the vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required; or

                  (ii) The authorization or creation of; or the increase in the authorized amount of; any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Stock; or

                  (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends upon all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                  (c) The affirmative vote or consent of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

                  (i) The consolidation of the Corporation with or its merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Stock except the same number of shares ranking prior to or on a parity with the Serial Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences of the resulting corporation; or

                  (ii) The authorization of any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock; or

                  (iii) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business.

                  SECTION 7. If the shares of any series of Serial Preferred Stock shall be convertible into Common Stock, then upon conversion of shares of such series the stated capital of the Common Stock issued upon such conversion shall be the aggregate par value of the shares so issued having par value, or, in the case of Shares without par value, shall be an amount equal to the stated capital represented by each share of Common Stock outstanding at the time of such conversion multiplied by the number of shares of Common Stock issued upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the





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stated capital of the shares of Serial Preferred Stock so converted and the stated capital of the Common Stock issued upon such conversion.

                  SECTION 8.  For the purpose of this Division A:

                  Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock; whenever reference is made to shares "on a parity with the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation rank on an equity (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Stock; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

                                  DIVISION A-1

                        SERIAL PREFERRED STOCK, SERIES A

                  SECTION 1. There is established hereby a series of Serial Preferred Stock that shall be designated, "Serial Preferred Stock, Series A" (hereinafter sometimes called this "Series" or the "Series A Preferred Shares") and that shall have the terms set forth in this Division A-1.

                  SECTION 2. The number of shares of this Series shall be 450,000.

                  SECTION 3. (a) The holders of record of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereof; out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction of a Series A Preferred Share in an amount per share (rounded to the nearest cent) equal to the lesser of (i) $1.50 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or





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declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

                  SECTION 4. Subject to the provisions of Section 6(b)(iii) of Division A and in accordance with Section 4 of Division A, the Series A Preferred Shares shall be redeemable from time to time at the option of the Board of Directors of the Corporation, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of January 27, 1998, between the Corporation and National City Bank, N.A. (the "Rights Agreement"), as the same may from time to time be amended in accordance with its terms, which Purchase Price is $110 as of January 27, 1998, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Company upon request. In the event that fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board of Directors.

                  SECTION 5. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Preferred Shares, unless, prior thereto, the holders of Series A Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms, which Purchase Price is $110 as of January 27, 1998, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preferences").

                  (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Series A Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

                  (c) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph
(a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this Section 5.

                  SECTION 6. The Series A Preferred Shares shall not be convertible into Common Stock.

                  FIFTH: The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine.

                  SIXTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two- thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof; such action, unless otherwise expressly required by statute or by the Articles of the Corporation, may be taken by the





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vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                  SEVENTH: SECTION 1. In addition to any affirmative vote required by law or these Articles of Incorporation, any Related Party Transaction shall require the affirmative vote of not less than both a majority of the Corporation's outstanding Voting Stock and a majority of the portion of the Corporation's outstanding Voting Stock excluding the Voting Stock owned by the Related Party involved in the Related Party Transaction. In the event of any inconsistency between this Article Seventh and any other provision of these Articles of Incorporation, this Article Seventh shall govern.

                  SECTION 2. The provisions of Section 1 of this Article Seventh shall not be applicable to Related Party Transactions in which (a) the aggregate amount of the cash and the fair market value of consideration other than cash received per share by holders of outstanding shares of each class or series of Voting Stock of the Corporation who receive cash or other consideration in the Related Party Transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and other distributions) paid by the Related Party in acquiring any of its holdings of each class or series of such Voting Stock and (b) the form of consideration received by holders of shares of each class or series of such Voting Stock in cash or the same form of the consideration used by the Related Party to acquire the largest percentage of each class or series of such Voting Stock owned by the Related Party.

                  SECTION 3. The provisions of Section 1 of this Article Seventh shall not be applicable to any Related Party Transaction expressly approved by a majority vote of the Continuing Directors of the Corporation.

                  SECTION 4.  For the purpose of this Article Seventh:

                  (a) The term "Related Party Transaction" shall mean (i) any merger or consolidation of the Corporation or a Subsidiary with a Related Party, irrespective of which party, if either, is the surviving party, (ii) any sale, purchase, lease, exchange, transfer, or other transaction (or series of transactions) between the Corporation or a Subsidiary and a Related Party involving the acquisition or disposition of assets for consideration of $5,000,000 or more in value (except transactions in the ordinary course of business), (iii) the issuance or transfer of any securities of the Corporation or of a Subsidiary to a Related Party (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation), (iv) any reclassification of securities of the Corporation (including any reverse stock split) or any recapitalization or other transaction involving the Corporation or its Subsidiaries that would have the effect of increasing the voting power of a Related Party, except for any mandatory redemption required by the terms of outstanding securities, and (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in favor of which a Related Party votes its Voting Stock.

                  (b) The term "Related Party" shall mean (i) any individual, corporation, partnership, or other person, group or entity which, together with its Affiliates and Associates, is the beneficial owner often percent (10%) or more but less than ninety percent (90%) of the Voting Stock of the Corporation or (ii) any such Affiliate or Associate.

                  (c) A person shall be a "beneficial owner" of any shares of Voting Stock:

                           (1) Which such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly; or

                           (2) Which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (3) Which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.





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                  (d) The terms "Affiliate" and "Associate" shall have the
         respective meanings ascribed to such terms in Rule 1 2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 22, 1986.

                  (e) The term "consideration other than cash" as used in
         Section 2(a) of this Article Seventh shall include, without limitation, Voting Stock of the Corporation retained by its existing shareholders in the event of a merger or consolidation with a Related Party in which the Corporation is the surviving corporation.

                  (f) The term "Subsidiary" shall mean any Affiliate of the Corporation more than fifty percent (50%) of the outstanding securities of which representing the right, other than as affected by events of default, to vote for the election of directors is owned by the Corporation or by another Subsidiary (or both).

                  (g) The term "Voting Stock" shall mean all securities of the Corporation entitled to vote generally in the election of directors.

                  (h) The term "Continuing Director" shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Party involved in a Related Party Transaction became a Related Party, or (ii) was designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

                  SECTION 5. A majority of the Continuing Directors shall have the power and duty to determine conclusively for the purposes of this Article Seventh, on the basis of information known to them, (a) whether a person is a Related Party, (b) whether a person is an Affiliate or Associate of another, (c) whether a transaction between the Corporation or a Subsidiary and a Related Party involves the acquisition or disposition of assets for consideration of $5,000,000 or more in value, (d) the fair market value of consideration other than cash received by holders of Voting Stock in a Related Party Transaction, and (e) such other matters with respect to which a determination or interpretation is required under this Article Seventh.

                  SECTION 6. Nothing contained in this Article Seventh shall be construed to relieve any Related Party from any fiduciary or other obligation imposed by law.

                  SECTION 7. Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, these Articles of Incorporation or the Regulations of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Corporation's Voting Stock, voting as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seventh.

                  EIGHTH: These Second Amended and Restated Articles of Incorporation supersede and take the place of the heretofore existing Amended Articles of Incorporation of the Corporation and all amendments thereto.

                                                                         ANNEX E

   [THE FOLLOWING IS THE CURRENT CODE OF REGULATIONS OF BRUSH WELLMAN INC.]


                                   REGULATIONS

                                       OF

                               BRUSH WELLMAN INC.


                                    ARTICLE I



                             SHAREHOLDERS' MEETINGS

SECTION 1.  ANNUAL MEETING

                  The annual meeting of shareholders for the election of Directors, the consideration of reports laid before the meeting and the consideration of such other business as may come before the meeting shall be held on the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, or on such other date as may from time to time be fixed by the Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

SECTION 2.  SPECIAL MEETINGS

                  Special meetings of shareholders may be called at any time by the Chairman of the Board, or the President or a Vice President or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than fifty per cent of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

                  Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.

SECTION 3.  PLACE OF MEETINGS

                  Any meeting of shareholders may be held either at the principal office of the Corporation or at such place within or without the State of Ohio, but within the United States of America, as may be designated in the notice of said meeting.

SECTION 4.  NOTICE OF MEETINGS

                  Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.





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



SECTION 5.  SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE

                  If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

SECTION 6.  INSPECTORS OF ELECTION - LIST OF SHAREHOLDERS

                  Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

                  At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

SECTION 7.  QUORUM

                  To constitute a quorum at any meeting of shareholders there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

                  The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.

SECTION 8.  VOTING

                  In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

                  Cumulative voting in the election of Directors shall be permitted as provided by statute.

SECTION 9.  REPORTS TO SHAREHOLDERS

                  At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

SECTION 10.  ACTION WITHOUT A MEETING

                  Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II

                                    DIRECTORS

SECTION 1.  ELECTION, NUMBER AND TERM OF OFFICE

                  The Directors shall be elected at the annual meeting of shareholders, or, if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

                  The Directors shall be divided into three classes, each class to consist of four Directors unless and until the number of Directors of any such class is changed by the shareholders or Directors as herein provided. The number of Directors of any class may be changed to any number not less than three (i) by the shareholders at a meeting called for the purpose of electing Directors, by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power for such purpose, or (ii) by the Directors at a meeting or by action without a





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



meeting, provided, that the number of Directors of each class so changed by the Directors shall not differ by more than one from the number of Directors of such class as last fixed by the shareholders. Any such change in the number of Directors pursuant to the provisions of this Section (i) shall remain in effect until changed by vote of the shareholders or Directors in accordance with this Section, and (ii) shall be in such class or classes as the shareholders or Directors making such change determine. In the event that the Directors increase the number of Directors, the Directors who are in office may fill any vacancy created thereby. Any decrease in the number of Directors to less than the number of Directors then in office by action of the shareholders or Directors pursuant to the provisions of this Section shall not of itself have the effect of removing any incumbent Director or of reducing the term of any incumbent Director and shall only become effective as the resignation, removal from office, death or expiration of the term of any incumbent Director occurs. A separate election shall be held for each class of Directors as hereinafter in this paragraph provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election the successors to the Directors of each class whose term shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal.

SECTION 2.  MEETINGS

                  Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

                  Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by any two Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

SECTION 3.  QUORUM

                  A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

SECTION 4.  ACTION WITHOUT A MEETING

                  Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION 5.  COMMITTEES

                  The Directors may from time to time create an executive committee or any other committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

                  Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such





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



committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                   ARTICLE III

                                    OFFICERS

SECTION 1.  OFFICERS

                  The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

SECTION 2.  AUTHORITY AND DUTIES OF OFFICERS

                  The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

                                 INDEMNIFICATION

The Corporation shall indemnify:

                  (a) each Director or officer of the Corporation who is elected by the Board of Directors (an "officer"),

                  (b) each former Director or officer of the Corporation,

                  (c) each such Director or officer of the Corporation who is serving or has served at the request of the Corporation as a director, trustee or officer of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

                  (d) the heirs, executors and administrators of each such Director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him (by reason of the fact that he is serving or has served in one or more of the foregoing capacities or by reason of any action alleged to have been taken or omitted in any of the foregoing capacities) in connection with any threatened, pending or completed action, suit or proceeding (including any appeals), whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation:

                  (i) to indemnify employees, agents and others to the extent not prohibited by applicable law,

                  (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for

                       (A) any person who is or was a Director, officer, employee or agent of the Corporation,

                       (B) any person who is serving or has served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, and

                       (C) the heirs, executors and administrators of any of the foregoing against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (or by reason of action alleged to have been taken or omitted in any such capacity), and

                  (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 1.  TRANSFER AND REGISTRATION OF CERTIFICATES

                  The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

SECTION 2.  SUBSTITUTED CERTIFICATES

                  Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

SECTION 3.  VOTING UPON SHARES HELD BY THE CORPORATION

                  Unless otherwise ordered by the Directors, the President in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

SECTION 4.  CORPORATE SEAL

                  The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word "Seal" stamped across the center.

SECTION 5.  ARTICLES TO GOVERN

                  In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

SECTION 6.  AMENDMENTS

                  These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                         ANNEX F


SECTION 1701.84 DISSENTS IN CASE OF A MERGER, CONSOLIDATION, COMBINATION, OR MAJORITY SHARE ACQUISITION.

The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

                  (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the
Revised Code;

                  (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

                  (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

                  (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

                  (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.


SECTION 1701.85   PROCEDURE IN CASE OF DISSENTS.

                  (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

                  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

                  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

                  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

                  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

                  (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

                  (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In





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



computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

                  (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

                  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

                  (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.








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



                                                                         ANNEX G

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

         Each share of Brush Engineered Materials common stock will, similar to the shares of Brush Wellman common stock, have an associated right, which will entitle the holder of that right to purchase from Brush Engineered Materials one one-hundredth of a share of Serial Preferred Stock, Series A, without par value, of Brush Engineered Materials at a price of $110 per one one-hundredth of a share of preferred stock, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of , 2000, between Brush Engineered Materials and National City Bank, N.A., as Rights Agent.

         Under the Rights Agreement, the rights will be evidenced by the certificates evidencing shares of common stock until a distribution under the Rights Agreement occurs. A distribution under the Rights Agreement will occur on the earlier of (a) the close of business on the tenth calendar day following the first date of public announcement that a person (other than Brush Engineered Materials, a subsidiary or employee benefit or stock ownership plan of Brush Engineered Materials or any subsidiary or any entity holding shares of common stock for or pursuant to the terms of any such plan), together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the then-outstanding shares of common stock and (b) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by any person (other than Brush Engineered Materials, a subsidiary or employee benefit or stock ownership plan of Brush Engineered Materials or any subsidiary or any entity holding shares of common stock for or pursuant to the terms of any such plan), the consummation of which would result in beneficial ownership by such person of 20% or more of the then-outstanding shares of common stock.

         The Rights Agreement provides that, until a distribution under the Rights Agreement occurs, the rights may be transferred with, and only with, the shares of common stock. Furthermore, until a distribution under the Rights Agreement occurs (or until the earlier redemption or expiration of the rights),
(a) any certificate evidencing shares of common stock of Brush Engineered Materials issued upon the transfer or new issuance of shares of common stock will contain a notation incorporating the Rights Agreement by reference and (b) the surrender for transfer of any certificates evidencing shares of common stock will also constitute the transfer of the rights associated with the surrendered certificates. As soon as practicable following a distribution under the Rights Agreement, separate certificates evidencing the rights will be mailed to record holders of shares of common stock as of the close of business on the date the distribution occurs. After the distribution, these separate certificates, alone, will evidence the rights. No right is exercisable at any time prior to the declaration of a distribution under the Rights Agreement. The rights will expire on _________. Before their expiration, rights may be redeemed, exchanged or amended by Brush Engineered Materials, as described below. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder of Brush Engineered Materials, including the right to vote or to receive dividends.

         The purchase price payable, and the number of the shares of preferred stock or other securities issuable, upon exercise of the rights will be subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of preferred stock, (b) upon the grant to holders of shares of preferred stock of certain rights or warrants to subscribe for or purchase the shares of preferred stock at a price, or securities convertible into the shares of preferred stock with a conversion price that is less than the then-current market price of the shares of preferred stock or (c) upon the distribution to holders of the shares of preferred stock of evidences of indebtedness, cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in the shares of preferred stock) or subscription rights or warrants (other than those referred to above). The number of rights associated with each Preferred Share will be subject to adjustment in the event of a stock dividend on the shares of common stock payable in shares of common stock or a subdivision, combination or reclassification of shares of common stock occurring, in any such case, prior to the occurrence of a distribution under the Rights Agreement.

         Subject to Brush Engineered Materials' Amended and Restated Articles of Incorporation, the shares of preferred stock issuable upon exercise of the rights will be redeemable from time to time at the option of the Board of Directors, in whole or in part, at a redemption price per share equal to the price at which the holder of a right could purchase one share of preferred stock. In the event that fewer than all of the outstanding shares of preferred stock are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as determined by the Board of Directors. The holders of the shares of preferred stock will be entitled to receive, when and as declared by the Board of Directors in accordance with Brush Engineered Materials' Amended and Restated Articles of Incorporation, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year, commencing on the first such date after the first issuance of a preferred share or fraction thereof.

         Rights will be exercisable to purchase shares of preferred stock only after the date of a distribution under the Rights Agreement and prior to the occurrence of an event described in the next paragraph. A distribution resulting from the commencement of a tender offer or exchange offer described in clause
(b) of the second paragraph of this summary could precede the occurrence of an event described in the following paragraph and thus result in the rights being exercisable to purchase shares of preferred stock. A distribution resulting from any occurrence described in clause (a) of the second paragraph of this summary would necessarily follow the occurrence of an event described in the next paragraph and thus result in the rights being exercisable to purchase shares of common stock or other securities as described below.

         Under the Rights Agreement, the terms of the rights automatically adjust in the event that (a) any person or entity, together with its affiliates and associates, becomes the beneficial owner of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, (b) any person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, or any affiliate or associate of such a person or entity, merges into or combines with Brush Engineered Materials and Brush Engineered Materials is the surviving corporation, (c) any person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, or any affiliate or associate of such a person or entity, effects certain other transactions with Brush Engineered Materials or (d) during such time as there is a person or entity that, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, Brush Engineered Materials effects certain transactions, in each case as described in the Rights Agreement. Upon the occurrence of any event described in this paragraph, above, proper provision will be made so that from and after the latest of (a) the date on which such event occurred, (b) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and (c) the date of a distribution under the Rights Agreement, each holder of a right (other than rights that are or were owned beneficially by a person or entity that, together with its associates and affiliates, has acquired 20% of the common stock, which rights will be void), will have the right to receive, upon exercise of the right at the then-current exercise price of the right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities of Brush Engineered Materials) that at the time of such event have a market value of two times the exercise price of the right.

         Under the Rights Agreement, the terms of the rights also automatically adjust in the event that, at any time after a person or entity, together with its affiliates and associates, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock of Brush Engineered Materials, (a) Brush Engineered Materials merges with or into any person and Brush Engineered Materials is not the surviving corporation, (b) any person merges with or into Brush Engineered Materials and Brush Engineered Materials is the surviving corporation, but all or part of the shares of common stock are changed or exchanged for stock or other securities of any other person or cash or any other property or (c) 50% or more of Brush Engineered Materials' assets or earning power, including securities creating obligations of Brush Engineered Materials, are sold, in each case as described in the Rights Agreement. Upon the occurrence of any such event, proper provision will be made so that, from and after the latest of (a) the date on which such event occurred, (b) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and (c) the date of a distribution under the Rights Agreement, each holder of a right, other than rights that have become void, will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person that at the time of the event have a market value of two times the exercise price of the right.

         From and after the date of the first occurrence of an event described in the next preceding paragraph, rights (other than any rights that have become void) will be exercisable as described above, upon payment of the aggregate exercise price in cash. In addition, at any time after the later of (a) the first date of public announcement that a person or entity (other than certain affiliates of Brush Engineered Materials) has, together with its affiliates and associates, acquired beneficial ownership of 20% or more of the common stock and
(b) the date of a distribution under the Rights Agreement, and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding shares of common stock, Brush Engineered Materials may exchange the rights (other than any rights that have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment).

         With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment in the purchase price of at least 1%. Brush Engineered Materials will not be required to issue fractional shares of preferred stock (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of Brush Engineered Materials, be evidenced by depositary receipts) or fractional shares of common stock or other securities issuable upon the exercise of rights. In lieu of issuing such securities, Brush Engineered Materials may make a cash payment, as provided in the Rights Agreement.

         Brush Engineered Materials may, at its option, redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, at any time prior to the close of business on the later of (a) the date on which a distribution under the Rights Agreement occurs and (b) the date of the first occurrence of an event that causes the terms of the rights to automatically adjust, which events are described above. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price described in this paragraph.

         The Rights Agreement may be amended by Brush Engineered Materials without the approval of any holders of certificates evidencing rights, including amendments that increase or decrease the purchase price, that add other events requiring adjustment to the purchase price payable and the number of the shares of preferred stock or other securities issuable upon the exercise of the rights or that modify procedures relating to the redemption of the rights, except that no amendment may be made that decreases the stated redemption price to an amount less than $0.01 per right.

         The Board of Directors will have the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to Brush Engineered Materials therein, or as may be necessary or advisable in the administration of the Rights Agreement, including without limitation the right and power to interpret the provisions of the Rights Agreement and to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including any determination to redeem or not redeem the rights or to amend or not amend the Rights Agreement). All such actions, calculations, interpretations and determinations (including any omission with respect to any of the foregoing) which are done or made by the Board of Directors in good faith will be final, conclusive and binding on Brush Engineered Materials, National City Bank, N.A., as Rights Agent, the holders of the rights and all other parties and will not subject the Board of Directors to any liability to any person, including without limitation the Rights Agent and the holders of the rights.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In general, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director (1) has not acted in good faith, (2) has not acted in a manner he reasonably believes to be in or not opposed to the best interests of the corporation or (3) has not acted with the care that an ordinarily prudent person in a like position would use under similar circumstances. Monetary damages for any act taken or omission made as a director are generally awarded only if it is proved by clear and convincing evidence that the director undertook such act or omission either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Under Ohio law, a corporation must indemnify its directors, officers, employees and agents against expenses reasonably incurred in connection with the successful defense (on the merits or otherwise) of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including certain derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful.

          Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders.

         Under Ohio law, a corporation may pay the expenses of any indemnified individual as they are incurred, in advance of the final disposition of the matter, if the individual provides an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified. Ohio law generally requires all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding to be paid by the corporation as they are incurred if the director agrees (i) to repay such amounts in the event that it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

         The code of regulations of Brush Engineered Materials Inc. provides for indemnification that is coextensive with that permitted under Ohio law. In addition, Brush Engineered Materials Inc. may enter into agreements that indemnify its directors and certain of its officers to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of Brush Engineered Materials Inc. that cannot be altered unilaterally.

         It is anticipated that Brush Engineered Materials Inc. will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of Brush Engineered Materials will be insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.



ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
    NO.                                   DESCRIPTION
--------                               --------------------

1                 Inapplicable.

2*                Agreement of Merger, dated as of ________, 2000, among Brush
                  Wellman Inc. and

                  Brush Engineered Materials Inc. (filed as Annex A to this proxy statement/prospectus and constituting a part of this registration statement).

3(a)              Articles of Incorporation of Brush Engineered Materials Inc.
                  (filed as Annex B to this proxy statement/prospectus and constituting a part of this registration statement).

3(b) Code of Regulations of Brush Engineered Materials Inc. (filed as Annex C to this proxy statement/prospectus and constituting a part of this registration statement).

3(c) Second Amended and Restated Articles of Incorporation of Brush Wellman Inc., dated January 27, 1998 (filed as Annex D to this proxy statement/prospectus and constituting a part of this registration statement).

3(d) Code of Regulations of Brush Wellman Inc., as amended April 27, 1993 (filed as Annex E to this proxy statement/prospectus and constituting a part of this registration statement).

4(a)* Form of Certificate of a share of common stock of Brush Engineered Materials Inc.

4(b) Credit Agreement, dated as of December 13, 1994, between Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as Exhibit 4(a) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

4(c) First Amendment to Amended and Restated Credit Agreement, dated as of December 30, 1996, between Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as Exhibit 4(b) to

                  Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

4(d) Second Amendment to Amended and Restated Credit Agreement, dated as of September 2, 1997, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain other banking institutions (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1997), incorporated herein by reference.

4(e) Third Amendment to Amended and Restated Credit Agreement, dated as of January 26, 1999, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain other banking institutions (filed as Exhibit 4(d) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998).

4(f) Rights Agreement between Brush Wellman Inc. and National City Bank N.A., dated as of January 27, 1998 (filed as Exhibit 4(d) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1997), incorporated herein by reference.

4(g) Issuing and Paying Agency Agreement, dated as of February 1, 1990, including a specimen form of a medium term note issued thereunder, between Brush Wellman Inc. and First Trust N.A. (formerly with Morgan Guaranty Trust Company of New York) (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

4(h) Pursuant to Regulation S-K, Item 601 (b)(4), Brush Engineered Materials Inc. agrees to furnish to the Commission, upon its request, a copy of the instruments defining the rights of holders of long-term debt of Brush Wellman Inc. that are not being filed with this report.

5*                Form of opinion and consent of Jones, Day, Reavis & Pogue.

8*                Form of tax opinion of Jones, Day, Reavis & Pogue.

10(a) Employment Agreement, dated as of March 20, 1991, between Brush Wellman Inc. and Gordon D. Harnett (filed as Exhibit 10(a) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1990), incorporated herein by reference.

10(b) Form of Employment Agreement, dated as of February 20, 1989, between Brush Wellman Inc. and Andrew J. Sandor (filed as
                  Exhibit 10(b) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

10(c) Form of Employment Agreement, dated as of March 2, 1999, between Brush Wellman Inc. and each of Michael D. Anderson, Jordan P. Frazier, John D. Grampa, Michael C. Hasychak, Alfonso T. Lubrano and John J. Paschall (filed as Exhibit 10(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

10(d) Form of Amendment to the February 20, 1989 Employment Agreement, dated as of February 28, 1991, between Brush Wellman Inc. and Andrew J. Sandor (filed as Exhibit 10(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1990), incorporated herein by reference.

10(e) Form of Employment Agreement between Brush Wellman Inc. and each of Daniel A. Skoch, dated as of January 28, 1992, Stephen Freeman, dated as of August 3, 1993, and Brian J. Derry, dated as of May 6, 1997 (filed as Exhibit 10(d) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1991), incorporated herein by reference.

10(f) Form of Employment Agreement, dated as of June 29, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(a) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

10(g) Employment Arrangement, dated as of June 3, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as Exhibit 10(b) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

10(h) Addendum to Employment Arrangement, dated as of June 24, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(c) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

10(i) Form of Indemnification Agreement, dated as of June 29, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(d) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

10(j) Form of Trust Agreement between Brush Wellman Inc. and Key Trust Company of Ohio, N.A. (formerly Ameritrust Company National Association) on behalf of Brush Wellman Inc.'s executive officers (filed as Exhibit 10(e) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

10(k) Form of Indemnification Agreement entered into by Brush Wellman Inc. and its executive officers (filed as Exhibit 10(g) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

10(l) Form of Indemnification Agreement entered into by Brush Wellman Inc. and its directors (filed as Exhibit 10(h) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

10(m) Directors' Retirement Plan, as amended January 26, 1993 (filed as Exhibit 10(i) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

10(n) Deferred Compensation Plan for Nonemployee Directors, effective January 1, 1992 (filed as Exhibit I to Brush Wellman's Proxy Statement dated March 6, 1992, Commission File No. 1-7006), incorporated herein by reference.

10(o) Form of Trust Agreement between Brush Wellman Inc. and National City Bank, dated as of January 1, 1992, on behalf of Nonemployee Directors of Brush Wellman Inc. (filed as Exhibit 10(k) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

10(p) Incentive Compensation Plan adopted December 16, 1991, effective January 1, 1992 (filed as Exhibit 10(l) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1991), incorporated herein by reference.

10(q) Supplemental Retirement Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(n) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

10(r) Amendment Number 2, adopted January 1, 1996, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(o) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1995), incorporated herein by reference.

10(s) Amendment Number 3, adopted May 5, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(s) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

10(t) Amendment Number 4, adopted December 1, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(t) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

10(u) Amendment Number 5, adopted December 31, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(u) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

10(v) Form of Trust Agreement between Brush Wellman Inc. and Key Trust Company of Ohio, N.A. (formerly Society National Bank), dated as of January 8, 1993, pursuant to the December 1, 1992 amended Supplemental Retirement Benefit Plan (filed as Exhibit 10(p) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

10(w)             Key Employee Share Option Plan (filed on Form S-8 on May 5,
                  1998), incorporated herein by reference.

     10(x) 1979 Stock Option Plan, as amended pursuant to approval of shareholders on April 21, 1982 (filed as Exhibit 15A to Post-Effective Amendment No. 3 to Registration Statement No. 2-64080), incorporated herein by reference.

     10(y) 1984 Stock Option Plan as amended by the Board of Directors on April 18, 1984 and February 24, 1987 (filed as Exhibit 4.4 to Registration Statement No. 33-28605), incorporated herein by reference.

     10(z) 1989 Stock Option Plan (filed as Exhibit 4.5 to Registration Statement No. 33-28605), incorporated herein by reference.

     10(aa)       1990 Stock Option Plan for Nonemployee Directors (filed as
                  Exhibit 4.6 to Registration Statement No. 33-35979), incorporated herein by reference.

     10(bb) 1995 Stock Incentive Plan, as amended March 3, 1998 (filed as Exhibit A to Brush Wellman's Proxy Statement, dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

     10(cc) Lease, dated as of October 1, 1996, between Brush Wellman Inc. and Toledo-Lucas County Port Authority (filed as Exhibit 10(v) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

     10(dd) Master Lease Agreement, dated as of December 30, 1996, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(w) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

     10(ee) First Amendment to Master Lease Agreement, dated as of September 2, 1997, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(ee) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998).

     10(ff) Second Amendment to Master Lease Agreement and Amendment to Disbursement Schedules, dated as of January 26, 1999, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(ff) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

     10(gg) 1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to Brush Wellman's Proxy Statement dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

     13(a) Annual report on Form 10-K of Brush Wellman Inc. for the fiscal year ended December 31, 1998 (incorporated herein by reference to such report as filed with the Securities and Exchange Commission by Brush Wellman Inc., Securities and Exchange Commission File 1-7006.

         13(b) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended April 2, 1999.

         13(c) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1999.

         13(d) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999.

         21       Subsidiaries of the registrant.

         23(a)    Consent of Ernst & Young LLP, independent public accountants.

         23(b) Form of opinion and consent of Jones, Day, Reavis & Pogue (incorporated by reference to Exhibit 5 hereto).

         24 Power of Attorney for each director and officer of Brush Engineered Materials Inc. signing this registration statement.

         27(a) Financial Data Schedule 1998 (filed as Exhibit 27.1 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         27(b) Financial Data Schedule 1997 Restated (filed as Exhibit 27.2 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         27(c) Financial Data Schedule 1996 Restated (filed as Exhibit 27.3 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         99(a)    Form of proxy card of Brush Wellman Inc.

         99(b)** Consents of prospective directors of Brush Engineered Materials Inc.

---------------------------
*  To be filed by amendment.

** John Sherwin, Jr.'s consent to be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (e) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (f) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on February 1, 2000.

                          BRUSH ENGINEERED MATERIALS INC.

                          By /s/ John D. Grampa
                            ------------------------------------------------
                          John D. Grampa
                          Vice President, Finance and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                           *                                  February 1, 2000
-----------------------------------------------------
Gordon D. Harnett
Chairman, President and Chief Executive Officer



  /s/ John D. Grampa                                          February 1, 2000
-----------------------------------------------------
John D. Grampa
Vice President, Finance and Chief Financial Officer



                           *                                  February 1, 2000
-----------------------------------------------------
Michael C. Hasychak
Vice President, Secretary and Treasurer

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.



  /s/ John D. Grampa                                          February 1, 2000
-----------------------------------------------------
John D. Grampa
Vice President, Finance and Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------
EXHIBIT
    NO.                               DESCRIPTION
-------                               -----------

1                 Inapplicable.

2* Agreement of Merger, dated as of ___________, 2000, among Brush Wellman Inc. and
                  Brush Engineered Materials Inc. (filed as Annex A to this proxy statement/prospectus and constituting a part of this registration statement).

3(a) Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to this proxy statement/prospectus and constituting a part of this registration statement).

3(b) Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Annex C to this proxy statement/prospectus and constituting a part of this registration statement).

3(c) Second Amended and Restated Articles of Incorporation of Brush Wellman Inc., dated January 27, 1998 (filed as Annex D to this proxy statement/prospectus and constituting a part of this registration statement).

3(d) Code of Regulations of Brush Wellman Inc., as amended April 27, 1993 (filed as Annex E to this proxy statement/prospectus and constituting a part of this registration statement).

4(a)* Form of Certificate of a share of common stock of Brush Engineered Materials Inc.

4(b) Credit Agreement, dated as of December 13, 1994, between Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as Exhibit 4(a) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

4(c) First Amendment to Amended and Restated Credit Agreement, dated as of December 30, 1996, between Brush Wellman Inc. and National City Bank acting for itself and as agent for three other banking institutions (filed as Exhibit 4(b) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

4(d) Second Amendment to Amended and Restated Credit Agreement, dated as of September 2, 1997, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain other banking institutions (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1997), incorporated herein by reference.

4(e) Third Amendment to Amended and Restated Credit Agreement, dated as of January 26, 1999, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain other banking institutions (filed as Exhibit 4(d) to

                  Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998).

         4(f) Rights Agreement between Brush Wellman Inc. and National City Bank N.A., dated as of January 27, 1998 (filed as Exhibit 4(d) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1997), incorporated herein by reference.

         4(g) Issuing and Paying Agency Agreement, dated as of February 1, 1990, including a specimen form of a medium term note issued thereunder, between Brush Wellman Inc. and First Trust N.A. (formerly with Morgan Guaranty Trust Company of New York) (filed as Exhibit 4(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

         4(h) Pursuant to Regulation S-K, Item 601 (b)(4), Brush Engineered Materials Inc. agrees to furnish to the Commission, upon its request, a copy of the instruments defining the rights of holders of long-term debt of Brush Wellman Inc. that are not being filed with this report.

         5*       Form of opinion and consent of Jones, Day, Reavis & Pogue.

         8*       Form of tax opinion of Jones, Day, Reavis & Pogue.

         10(a) Employment Agreement, dated as of March 20, 1991, between Brush Wellman Inc. and Gordon D. Harnett (filed as Exhibit 10(a) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1990), incorporated herein by reference.

         10(b) Form of Employment Agreement, dated as of February 20, 1989, between Brush Wellman Inc. and Andrew J. Sandor (filed as
                  Exhibit 10(b) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

         10(c) Form of Employment Agreement, dated as of March 2, 1999, between Brush Wellman Inc. and each of Michael D. Anderson, Jordan P. Frazier, John D. Grampa, Michael C. Hasychak, Alfonso T. Lubrano and John J. Paschall (filed as Exhibit 10(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         10(d) Form of Amendment to the February 20, 1989 Employment Agreement, dated as of February 28, 1991, between Brush Wellman Inc. and Andrew J. Sandor (filed as Exhibit 10(c) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1990), incorporated herein by reference.

         10(e) Form of Employment Agreement between Brush Wellman Inc. and each of Daniel A. Skoch, dated as of January 28, 1992, Stephen Freeman, dated as of August 3, 1993, and Brian J. Derry, dated as of May 6, 1997 (filed as Exhibit 10(d) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1991), incorporated herein by reference.

         10(f) Form of Employment Agreement, dated as of June 29, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(a) to Brush Wellman's

                  Form 10-Q Quarterly Report for the quarter ended July 3,
                  1998), incorporated herein by reference.

         10(g) Employment Arrangement, dated as of June 3, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as Exhibit 10(b) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

         10(h) Addendum to Employment Arrangement, dated as of June 24, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(c) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

         10(i) Form of Indemnification Agreement, dated as of June 29, 1998, between Brush Wellman Inc. and William R. Seelbach (filed as
                  Exhibit 10(d) to Brush Wellman's Form 10-Q Quarterly Report for the quarter ended July 3, 1998), incorporated herein by reference.

         10(j) Form of Trust Agreement between Brush Wellman Inc. and Key Trust Company of Ohio, N.A. (formerly Ameritrust Company National Association) on behalf of Brush Wellman Inc.'s executive officers (filed as Exhibit 10(e) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

         10(k) Form of Indemnification Agreement entered into by Brush Wellman Inc. and its executive officers (filed as Exhibit 10(g) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

         10(l) Form of Indemnification Agreement entered into by Brush Wellman Inc. and its directors (filed as Exhibit 10(h) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1994), incorporated herein by reference.

         10(m) Directors' Retirement Plan, as amended January 26, 1993 (filed as Exhibit 10(i) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

         10(n) Deferred Compensation Plan for Nonemployee Directors, effective January 1, 1992 (filed as Exhibit I to Brush Wellman's Proxy Statement dated March 6, 1992, Commission File No. 1-7006), incorporated herein by reference.

         10(o) Form of Trust Agreement between Brush Wellman Inc. and National City Bank, dated as of January 1, 1992, on behalf of Nonemployee Directors of Brush Wellman Inc. (filed as Exhibit 10(k) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

         10(p) Incentive Compensation Plan adopted December 16, 1991, effective January 1, 1992 (filed as Exhibit 10(l) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1991), incorporated herein by reference.

         10(q) Supplemental Retirement Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(n) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

         10(r) Amendment Number 2, adopted January 1, 1996, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(o) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1995), incorporated herein by reference.

         10(s) Amendment Number 3, adopted May 5, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(s) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         10(t) Amendment Number 4, adopted December 1, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(t) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         10(u) Amendment Number 5, adopted December 31, 1998, to Supplemental Retirement Benefit Plan, as amended and restated December 1, 1992 (filed as Exhibit 10(u) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

         10(v) Form of Trust Agreement between Brush Wellman Inc. and Key Trust Company of Ohio, N.A. (formerly Society National Bank), dated as of January 8, 1993, pursuant to the December 1, 1992 amended Supplemental Retirement Benefit Plan (filed as Exhibit 10(p) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1992), incorporated herein by reference.

         10(w)    Key Employee Share Option Plan (filed on Form S-8 on May 5,
                  1998), incorporated herein by reference.

         10(x) 1979 Stock Option Plan, as amended pursuant to approval of shareholders on April 21, 1982 (filed as Exhibit 15A to Post-Effective Amendment No. 3 to Registration Statement No. 2-64080), incorporated herein by reference.

         10(y) 1984 Stock Option Plan as amended by the Board of Directors on April 18, 1984 and February 24, 1987 (filed as Exhibit 4.4 to Registration Statement No. 33-28605), incorporated herein by reference.

         10(z) 1989 Stock Option Plan (filed as Exhibit 4.5 to Registration Statement No. 33-28605), incorporated herein by reference.

         10(aa)   1990 Stock Option Plan for Nonemployee Directors (filed as
                  Exhibit 4.6 to Registration Statement No. 33-35979), incorporated herein by reference.

         10(bb) 1995 Stock Incentive Plan, as amended March 3, 1998 (filed as Exhibit A to Brush Wellman's Proxy Statement, dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

     10(cc) Lease, dated as of October 1, 1996, between Brush Wellman Inc. and Toledo-Lucas County Port Authority (filed as Exhibit 10(v) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

     10(dd) Master Lease Agreement, dated as of December 30, 1996, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(w) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1996), incorporated herein by reference.

     10(ee) First Amendment to Master Lease Agreement, dated as of September 2, 1997, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(ee) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998).

     10(ff) Second Amendment to Master Lease Agreement and Amendment to Disbursement Schedules, dated as of January 26, 1999, between Brush Wellman Inc. and National City Bank acting for itself and as agent for certain participants (filed as Exhibit 10(ff) to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

     10(gg) 1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to Brush Wellman's Proxy Statement dated March 16, 1998, Commission File No. 1-7006), incorporated herein by reference.

     13(a) Annual report on Form 10-K of Brush Wellman Inc. for the fiscal year ended December 31, 1998 (incorporated herein by reference to such report as filed with the Securities and Exchange Commission by Brush Wellman Inc., Securities and Exchange Commission File 1-7006.)

     13(b) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended April 2, 1999 (incorporated herein by reference to such report as filed with the Securities and Exchange Commission by Brush Wellman Inc., Securities and Exchange Commission File 1-7006.)

     13(c) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1999 (incorporated herein by reference to such report as filed with the Securities and Exchange Commission by Brush Wellman Inc., Securities and Exchange Commission File 1-7006.)

     13(d) Brush Wellman's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999 (incorporated herein by reference to such report as filed with the Securities and Exchange Commission by Brush Wellman Inc., Securities and Exchange Commission File 1-7006.)

     21           Subsidiaries of the registrant.

     23(a)        Consent of Ernst & Young LLP, independent public accountants.

     23(b) Form of opinion and consent of Jones, Day, Reavis & Pogue (incorporated by reference to Exhibit 5 hereto).

     24 Power of Attorney for each director and officer of Brush Engineered Materials Inc. signing this registration statement.

     27(a) Financial Data Schedule 1998 (filed as Exhibit 27.1 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

     27(b) Financial Data Schedule 1997 Restated (filed as Exhibit 27.2 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

     27(c) Financial Data Schedule 1996 Restated (filed as Exhibit 27.3 to Brush Wellman's Form 10-K Annual Report for the year ended December 31, 1998), incorporated herein by reference.

     99(a)        Form of proxy card of Brush Wellman Inc.

     99(b)**      Consents of prospective directors of Brush Engineered
                  Materials Inc.

---------------------------


*  To be filed by amendment.

** John Sherwin, Jr.'s consent to be filed by amendment.